EXHIBIT 99 (a)

       Smithsons                                              79 Mosley Street
----------------------------                                        Manchester
S  O  L  I  C  I  T  O  R  S                                            M2 3LT

                                                      Telephone: 0161 237 9283
Our Ref:   AGS/AS/C31-1/cgi1                          Facsimile: 0161 237 9284
Your Ref:                                               DX: 18574 Manchester 7



                                                                  7 March 1997

J J Fyfe Esq
Corniche Group Incorporated
Wayne Interchange Plaza I
3rd Floor
145 Route 46 West
WAYNE, NJ 07470, USA



Dear Sir

Corniche Distribution Limited (In Administrative Receivership)
The Stationery Company Limited (In Administrative Receivership)

We have been asked to give a legal opinion as to the status of the above subsidiary companies of Corniche Group Incorporated ("CGI") as a result of receivership proceedings. This opinion is based upon the information and copy documents supplied by CGI and the other sources referred to in this opinion.

1     Background

Corniche Distribution Limited (In Administrative Receivership) ("CDL"") and The Stationery Company Limited (In Administrative Receivership) ("TSCL") borrowed considerable sums of money from The Bank of Scotland. It is the normal practice in England for banks, when advancing sums of money to limited companies, to obtain security for those borrowings by means of mortgages over fixed assets ("Fixed Charges') and debentures over pools of assets which by their nature will change from time to time ("Floating Charges"). This security is taken in one document known as a Fixed and Floating Charge. CDL executed a Fixed and Floating Charge in favour of The Bank of Scotland dated 7 April 1995 and TSCL similarly executed such a document in favour of The Bank of Scotland dated 16 November 1993.

A copy of the charge executed by TSCL has been supplied by CGI and is annexed to this opinion. We are informed by officers of CGI that the charges executed by CDL and Chessbourne International Limited ("CIL") are in substantially the same form. We refer to paragraph 3.1 of the charge and are of the opinion that all the assets set out in the Summaries referred to below are caught by the security created by those charges.

We have considered the copy document supplied to us and on the basis that all charges are in the form annexed, we are of the opinion that all the assets of CDL and TSCL are the subject of security in favour of The Bank of Scotland as a result of such charges.



A G Smithson R K Wilson (Notary Public)
REGULATED BY THE LAW SOCIETY IN THE CONDUCT OF INVESTMENT BUSINESS also at 6 Raymond Buildings, Gray's Inn, London WC1R 5DA.

We have been supplied with copy Summaries of Assets and Liabilities at the date of the appointment of the relevant administrative receiver of CDL, TSCL and CIL by CGI and it can be seen that the liabilities secured by the charge in favour of the Bank far outweigh the value of the assets in each of the two companies. In the case of CDL the estimated deficiency was £4,276,456, in the case of TSCL the estimated deficiency was £4,041,333 and in the case of CIL the estimated deficiency was £5,137,617. The administrative receivers referred to in paragraph 2 below prepared statutory reports on the companies. Copies of these reports are annexed to this opinion together with a copy of the report on CIL which is referred to in paragraph 10 below. These reports, while disagreeing with certain of the figures on the Summaries, conclude that there will be deficiencies in the receiverships. We have also been supplied with this information in the case of CIL and it is reported by the administrative receivers (who are common to all three companies) that there is a deficiency of assets over liabilities in CIL.


2.     Administrative Receivership

The two Fixed and Floating Charges executed by CDL and TSCL in favour of The Bank of Scotland plc ("the Charges") contain powers for the bank to appoint an administrative receiver of the assets covered by the security.

The appointment of an administrative receiver was effected on 7 February 1996 in the case of TSCL and 28 February 1996 in the case of CDL.

The role of administrative receivers is to collect and realize the assets of the security to the extent necessary to repay the chargeholder (i.e. Bank of Scotland). Given that the liabilities exceed the assets, all the assets of CDL and TSCL are to be realized by the administrative receivers under the charge and the net proceeds of disposal are to be paid to the bank as payment against the liabilities owed to the bank by CDL and TSCL.

3     Effect of Receivership on the Officers of the Company

The officers of companies in England and Wales comprise the company secretary (whose function is purely administrative) and the directors who are the officers charged with the day to day management of the company. The powers of the directors are set out in the Company's memorandum and articles of association, and in the case of CDL and TSCL, the Companies Act 1985.

Statute is silent as to the effect of administrative receivership on the powers of the directors of companies placed in administrative receivership but the matter fell to be decided by the English Courts on a number of occasions and the most recent case, Gomba Holdings UK Limited -v- Homa in 1986, held that the appointment of a receiver suspends the powers of a company and its directors to deal with the assets which are the subject of the charge. The effect of the suspension of the powers of CDL, TSCL and their respective directors, were complete since all the assets of the two companies were caught by the Charges.

The powers of administrative receivers are contained partly in the Charges and are also contained in statute, namely the Insolvency Act 1986, s.42 (1) and
Schedule 1. The powers contained in the Charges and Schedule I Insolvency Act 1986 are far reaching and replace in all material respects the powers formerly enjoyed by CDL, TSCL and their directors for the duration of the receivership.

4     Effect of Receivership on CGI

CGI is the holder of the entire issued share capital of CDL and through CDL it is the holder of the entire issued share capital of TSCL. Such a relationship does not create any obligations on the part of CGI in respect of the liabilities secured by the Charges save insofar as any guarantee of the obligations of CDL and TSCL were given by CGI to the bank. We are informed by the officers of CGI that no such guarantees have been given to the bank by CGI and consequently we confirm that no liability can attach to CGI by virtue of the charges.

We have been supplied with a copy of a mutual release which the officers of CGI inform us has been executed by The Bank of Scotland and CGI. A copy of this mutual release, in the form signed by CGI, is attached to this opinion and clause 2 of that document releases CGI from any liabilities to The Bank of Scotland.

Similarly, the appointment of administrative receivers in respect of the assets of CDL and TSCL have no effect on the assets of CGI. We acted for CGI in connection with claims made against CGI by the receivers of CDL in connection with sums allegedly owed by CGI to CDL on the intercompany accounts. All such liabilities were compromised between CGI and CDL. We attach a copy of the compromise agreement and are of the opinion that the agreement is enforceable on its terms and has the effect of releasing CGI from all liability to CDL on performance by CGI of its obligations under that agreement. It is open to a subsequently appointed liquidator to question transactions carried out by a receiver. The only basis upon which the compromise agreement could be attacked would be that it was a transaction at an under value. The valuation letter from Baker Tilley makes any such attack most unlikely. Even if such an attack were launched we are of the opinion that it would be unsuccessful.


5.     Statutory Obligations of the Companies

The status and nature of the company does not change in law upon the appointment of an administrative receiver, and consequently strictly speaking the company remains liable to file annual returns and statutory accounts. In practice this is not done and the Registrar of Companies (the government official in England and Wales responsible for overseeing companies) will not enforce such an obligation. It would be normal for directors to resign shortly after receivership although their obligation to assist with the process continues. A receiver would have no responsibility for compliance with the regulatory requirements and consequently in practice there is no one against whom the Registrar could proceed for a breach of the company's filing requirements. Even if the directors remained in office the Registrar, as a matter of practice, does not require the filing of annual returns or statutory accounts since to take enforcement proceedings in that regard might adversely affect the receivership. The Registrar takes the view that such proceedings would be inappropriate.

This is a matter of practice and there is nothing in statute which relieves the company from these filing obligations. We have, in providing this opinion, spoken with the appropriate regulatory authorities at Companies House who have confirmed this practice to us over the telephone.

The obligation to file accounts on a company is one on the officers of the company and there is no responsibility on the part of CGI, as holding company, to ensure that returns and accounts are filed with Companies House by either CDL or TSCL.

It follows therefore that the preparation of financial statements is impractical since the receivers have control of the books and papers of the companies. Preparation of such financial statements will also be costly and in practice no auditor could be found to prepare the financial statements.


6     Length of Receivership

There is no minimum or maximum time specified for a receivership and as a result some receiverships can go on for a number of years. The receivership will end when the receivers have disposed of all the assets under the Charges and applied the proceeds of such disposals.

7     Position post-receivership

Once the receivership of CDL and TSCL is at an end the companies will have no assets remaining. CDL and TSCL will therefore be placed into liquidation after the conclusion of the receivership. The liquidation will be a liquidation by order of the Court, known as a compulsory winding up, and the powers of the directors of CDL and TSCL cease upon the Court making a compulsory winding up order. Upon liquidation there will be restrictions under Companies Act 1985 which will prevent CGI from dealing with or disposing of the shares in CDL and TSCL without consent of either the liquidator or the Court as appropriate. After liquidation, CDL and TSCL will be dissolved automatically by virtue of the Insolvency Act 1986 s.205 at the end of the period of three months beginning with the day of registration of a notice of the final meeting of creditors and vacation of office by the liquidator. Dissolution of a company results in the company ceasing to exist as a legal entity.


8     Trading post-receivership

We have specifically been asked to advise whether or not the business of CDL and TSCL ran continue during the receivership. The business may be continued by the administrative receiver within a specific power so to do contained in the Insolvency Act 1986 Schedule 1 paragraph 14. The power of the directors of CDL and TSCL, having been suspended by virtue of the receivership, prevents them from continuing to trade CDL or TSCL.

The summaries of the assets and liabilities of CDL and TSCL demonstrate that the liabilities of both companies exceed the assets. As a result, the receivership is insolvent. CDL was a holding company and never traded. TSCL was a trading company and the receiver ceased trading in TSCL on the date of their appointment, namely 7 February 1996 following a sale of 18 of the 22 shops to Stationery Box Limited. There are consequently no circumstances in which either CDL or TSCL could re-commence trading given the net deficiency in assets over liabilities. In the event that, at the end of the receivership of CDL and TSCL, there is no application made for an appointment of a liquidator, the receiver should report the situation to the Registrar of Companies. Under Companies Act 1985 s.652 the Registrar of Companies will initiate proceedings resulting in the company being struck off the Register of Companies and thereby ceasing to exist.

In practice the receiver is almost certain to hand the resulting empty husk of CDL and TSCL to a government official known as the Official Receiver who will act as liquidator of the companies. The reason that receivers take this course of action is that they no longer have any power to destroy or dispose of books and records of the Company and this power now lies solely with the liquidator. The appointment of a liquidator, albeit the Official Receiver, is in the interests of receivers so as to dispose of unwanted books and records.


9.     Summary

We can confirm that the effect of the above is that the shareholders of an English company placed in receivership in England have no further control of any kind over the company during the entire period that the administrative receivership continues and that such shareholders will never regain effective control of the company where, upon the termination of the administrative receivership, the company will be left with material liabilities and no assets. Under such circumstances it would follow that the company would be liqu idated and thereafter the company's existence would be terminated.

The position in summary, therefore, is that:-

     (i) CDL and TSCL have lost control of their assets

     (ii) It is effectively impossible for the companies to prepare financial statements for the year ended 31 March 1996 or any period thereafter

     (iii) In the light of the deficiency in assets over liabilities and the fact that the companies do not trade, the winding up of the companies is inevitable.

10     Chessbourne International Limited

CIL was a company within the CGI group of companies. CIL is registered in Scotland and accordingly the laws of England do not apply to such a company. As English solicitors we can give no opinion on Scots law. As a general matter we can however state that all material provisions of the Companies Act 1985 are common to companies registered in England and Scotland. The provisions of the Insolvency Act relating to administrative receivership are not common in the two jurisdictions and there are separate provisions for England and Scotland.

We have reviewed the different provisions in the Insolvency Act and, without giving any opinion as to Scots law, can see nothing in the provisions of Chapter 11 Insolvency Act 1986 (s.50 to 71 inclusive) which contain the provisions which relate exclusively to Scotland, that would lead to any different result in Scotland. The only exception to this is that it would appear that, whereas in England receivership will be completed before liquidation takes place, it is possible for liquidation to have taken place in Scotland and for the receivership to take place in parallel with the liquidation.

The powers of administrative receivers in England and Wales are set out in
Schedule 1 Insolvency Act 1986 and the powers for administrative receivers in Scotland are set out in Schedule 2 Insolvency Act 1986. The powers are identical in many respects save for differences arising from the powers necessary to effect dispositions of land in the two jurisdictions. Furthermore, in England the receivers have power to create subsidiaries and transfer assets within newly created subsidiaries. This power does not exist in Scotland.

Finally, it should be noted that the two jurisdictions are sufficiently similar for there to be provision in s.72 Insolvency Act 1986 which states that where a receiver is appointed in either part of Great Britain (i.e. in England and Wales or Scotland) that receiver may exercise his powers which arise from a charge created in one part of Great Britain over assets situated in the other part of Great Britain.

We have been provided with a copy of the report of the receivers on CIL and can confirm from that report that the receivers were appointed on 7 February 1996. We can confirm that the receivers effectively ceased trading in CIL on the date of their appointment save for asset disposals referred to in the report.

Yours faithfully


/S/  Smithsons
Smithsons

encs

                         D E B E N T U R E




                         by




                         THE STATIONERY COMPANY LIMITED




                         in favor of




                         THE GOVERNOR AND COMPANY OF
                         THE BANK OF SCOTLAND

GFL2W463/15

1. THE STATIONERY COMPANY LIMITED (registered in England and Wales with No. 02731602) (hereinafter called "the Company") whose registered office is at 79 MOSLEY STREET, MANCHESTER, M2 3LT hereby covenants that it will, on demand in writing made to the Company, pay or discharge to the Governor and Company of the Bank of Scotland (hereinafter called "the Bank") all moneys liabilities which shall for the time being (and whether on or at any time after such demand) be due, owing or incurred in whatsoever manner to the Bank by the Company, whether actually or contingently and whether solely or jointly with any other person and whether as principal or surety and whether or not the Bank shall have been an original party to the including interest, discount, commission and relevant transaction, and including interest, discount, commission and other lawful charges or expenses which the Bank may in the course of its business charge in respect of any of the matters aforesaid or for keeping count, and so that interest shall be computed and the Company's account, and so that interest shall be computed and compounded according to the usual mode of the Bank as well after as before any demand made or judgment obtained hereunder.

2. A demand for payment or any other demand or notice under this Debenture may be made or given by any manager or officer of the Bank or of any branch thereof by letter addressed to the Company and sent by post to or left at the registered office of the Company or its existing or its last known place of business (or if more than one any one of such places), and so that such demand or notice if sent by post shall be deemed to have been made or given at noon on the day following the day the letter was posted.

3.1. The Company as beneficial owner hereby charges with the payment or discharge of all moneys and liabilities hereby covenanted to be paid or discharged by the Company:-

     3.1.1 by way of legal mortgage, all the freehold and leasehold property of the Company now vested in it, whether or not the title thereto is registered at H.M. Land Registry, including that which is described in the Schedule hereto, together with all buildings and fixtures (including trade and tenant's fixtures) now and hereafter thereon and all plant and machinery now and hereafter annexed thereto for whatever purpose;

     3.1.2 by way of fixed charge, all freehold and leasehold property hereafter belonging to the Company together with all buildings and fixtures (including trade and tenant's fixtures) thereon and all plant and machinery annexed thereto for whatever purpose;

     3.1.3 by way of fixed charge, all interests not hereinbefore effectively charged now or hereafter belonging to the Company in or over land or the proceeds of sale of land, all licences now or hereafter held by the Company to enter upon or use land, and the benefit of all other agreements relating to land to which the Company is or may become party or otherwise entitled, and all trade and tenant's fixtures, plant and machinery now and hereafter annexed for whatever purpose to all freehold and leasehold property, an interest in which stands charged hereunder;

     3.1.4 by way of fixed charge, all the goodwill and uncalled capital for the time being of the Company;

     3.1.5 by way of fixed charge, all stocks, shares and other securities now or hereafter owned (whether at law or in equity) by the Company, and all rights and interests of the Company in and claims under all policies of insurance and assurance now or hereafter held by or inuring to the benefit of the Company;

     3.1.6 by way of fixed charge, all patents, trade marks, patent applications, brand names, service marks, copyrights, rights in the nature of copyright, design rights, registered designs and other intellectual property rights and agreements relating to the use by the Company of patents and trade marks to which the Company is now or may hereafter become entitled and all agreements under which the Company is now or may become entitled -to the payment of any royalty fee or similar income;

     3.1.7 by way of fixed charge, all book and other debts of the Company whether now or hereafter existing and whether presently payable or hereafter falling due for payment and all rights and claims of the Company against third parties now or hereafter existing and capable of being satisfied by the payment of money (save as charged under sub-clause 3.1.5. hereof);

     3.1.8 by way of floating charge all the Assets (as defined in Clause 19 hereof) whatsoever and wheresoever not hereinbefore effectively charged by way of fixed charge, including (without limitation) any immovable property of the Company situate in Scotland, and any Assets falling within any of the types mentioned in sub-clauses 3.1.3 to 3.1.7 inclusive situate in Scotland but so that the Company is not to be at liberty to create otherwise than in favor of the Bank any mortgage or fixed or floating charge or other security upon and so that no lien (other than a lien arising through operation of law in the ordinary course of business) shall in any case or in any manner arise on or affect any part of such Assets either in priority to or pari passu with the floating charge hereby created, and further that the Company shall have no power without the consent of the Bank to part with or dispose of any part of such Assets except by way of sale in the ordinary course of its business.

3.2. The Bank may from time to time by notice in writing to the Company convert the floating charge created pursuant to sub-clause 3.1.8 into a fixed charge as regards any Assets thereby charged as specified in any such notice and such floating charge shall automatically be converted into a fixed charge:

     3.2.1 in respect of any Assets which shall become subject to a fixed charge in favor of any other person or to a disposition otherwise than by way of sale in the ordinary course of the Company's business immediately upon such charge or disposition; and

     3.2.2 in respect of all the Assets thereby charged if and when the Company shall cease to carry on business or to be a going concern;

but so that this sub-clause 3.2 shall not apply to any Assets situate in Scotland.

3.3. The Company shall not without the previous written consent of the Bank create or purport or attempt to create any mortgage, charge or encumbrance on any freehold or leasehold property of the 'Company or any other Asset subject to a fixed charge hereunder, nor in any way dispose of the equity of redemption thereof or any interest therein, and the Company hereby applies to the Chief Land Registrar for a restriction to be entered on the register of title of all present and future registered freehold and leasehold property to the Company in the following terms:-

          "Except under an order of the Registrar no disposition by the proprietor of the land is to be registered without the consent of the proprietor for the time being of (the charge hereby created)".

3.4. The Company shall, subject to the rights of any prior mortgagee, deposit with the Bank and the Bank during the continuance of this security shall be entitled to hold, all deeds and documents of title relating to the Company's freehold, leasehold and heritable property and stocks, shares and other securities and all policies of insurance or assurance.

3.5. The Company shall on demand in writing made to the Company by the Bank, at the cost of the Company:

     3.5.1 execute a valid legal mortgage in the Bank's standard form for the time being, or in such other form as the Bank may reasonably require, of any freehold or leasehold property presently belonging to the Company which is not by this Debenture effectively charged by way of legal mortgage and of any freehold or leasehold property hereafter acquired by the Company;

     3.5.2 execute and deliver a standard security or other valid fixed security acceptable to the Bank over heritable or other property, land and buildings wherever situate;

     3.5.3 execute a valid fixed charge or assignation in security in such form as the Bank may reasonably require of any Asset subject to a floating charge hereunder; and

     3.5.4 do and concur in all such other acts or things as the Bank may deem necessary to vest in the Bank title to all or any of the Assets.

3.6. Any fixed mortgage, charge or other security hereafter created by the Company in favor of the Bank shall have priority over the floating charge created by this Debenture, except insofar as the Bank shall declare otherwise whether at or after the time of creation of such fixed security.

3.7. The Company shall pay into the Company's account with the Bank or as the Bank may direct all moneys which it may receive in respect of any policies of insurance or assurance, royalties or book or other debts or any other of the rights and claims hereinbefore charged to the Bank under subclauses 3.1.5,
3.1.6 and 3.1.7 and until such payment hold all moneys so received upon trust for the Bank, and shall not without the prior written consent of the Bank charge, factor, discount or assign any of the said policies, royalties, debts, rights or claims in favor of any other person or purport so to do.

4. This security shall be a continuing security to the Bank notwithstanding any settlement of account or other matter or thing whatsoever, and shall be without prejudice and in addition to any other right, remedy or security, whether by way of mortgage equitable charge or otherwise howsoever, which the Bank may now or at any time hereafter or, but for the charges hereby created, would have on or in respect of the Assets or any part thereof for or in respect of the moneys hereby secured or any part thereof.

5. During the continuance of this security the Company shall:

     5.1 furnish to the Bank copies of the trading and profit and loss account and audited balance sheet in respect of each financial year of the Company, its holding company (if any) and every subsidiary of the Company, forthwith upon the same becoming available and not in any event later than the expiration of three months from the end of such financial year, and also from time to time such other financial statements and information respecting the assets and liabilities of the Company, its holding company and every such subsidiary as the Bank may reasonably require;

     5.2 maintain the aggregate value of the Company's book debts (excluding debts owing by any Group Company (as defined in Clause 19 hereof) or any other company from time to time specified by the Bank) and cash in hand as appearing in the Company's books and of its stock according to the best estimate that can be formed without it being necessary to take stock for the purpose, at a level to be fixed by the Bank from time to time and whenever required by the Bank shall obtain from the Managing Director of the Company for the time being or, if there shall be no Managing Director, then from one of the Directors of the Company and furnish to the Bank a certificate showing the said aggregate value;

     5.3 forthwith notify the Bank of the acquisition of any freehold, leasehold or heritable property by the Company;

     5.4 not, without the previous written consent of the Bank, redeem or purchase any of its own shares or issue any redeemable shares.

6.1. The Company hereby covenants with the Bank that the Company will.

     6.1.1 keep all buildings and all fixtures and fittings, plant, machinery and other effects in good and substantial repair and in good working order and condition, and will maintain all such insurances as are normally maintained by prudent companies carrying on similar businesses, and in particular will insure and keep insured such of its Assets as are insurable with an insurance office or underwriters to be approved by the Bank in writing from time to time in the name of the Company with the interest of the Bank noted on the policy, or, at the option of the Bank, in the joint names of the Company and the Bank, against loss or damage by fire and such other risks (and with the policy containing such provisions for the protection of the Bank) as the Bank may from time to time require in their full replacement value for the time being.

     6.1.2 pay all premiums and other moneys necessary for effecting and keeping up such insurances within one week of the same becoming due, and will on demand produce to the Bank the policy or policies of such insurance and the receipt for every such payment.

6.2. If the Company shall make default in keeping such buildings,. fixtures and fittings, plant, machinery and other effects in good and substantial repair and in good working order and condition, or in effecting or keeping up such insurances as aforesaid, the Bank may, as it shall think fit, repair and keep in repair the said buildings and other Assets or any of them (with liberty for that purpose by itself or its agents to enter upon the freehold and leasehold property of the Company) or effect or renew any such insurances as aforesaid.

6.3. The Bank shall be entitled to be paid the proceeds of any such policy of insurance (other than in respect of employers' or public liability) and the Company hereby irrevocably instructs any insurer in respect of any such policy to pay such proceeds to the Bank and undertakes to the Bank to issue such further instructions to that effect as the Bank may require.

6.4. All moneys received on any insurance whatsoever (other than as.,aforesaid) shall, as the Bank requires, be applied either in. making good the loss or damage in respect of which the money is received, or in or towards discharge of the moneys for the time being hereby secured.

6.5. The Company will permit any authorized representative of the Bank at all reasonable times to enter upon any part of the freehold and leasehold property of the Company and of any other property where the Company may be carrying out any contract or other works.

7.1. The Company will at all times observe and perform, and ensure the observance and performance by any other person or company at any time occupying the freehold and leasehold property of the Company or any part thereof of, all restrictive and other covenants to which the same or any part thereof may from time to time be subject, all obligations on the part of the Company in any lease or tenancy agreement, all building regulations, and all restrictions, conditions and stipulations for the time being affecting the same or any part thereof or the mode of user or enjoyment of the same and provide to the Bank on request such evidence of such observance or performance as the Bank shall require, and within three days will deliver to the Bank any notice or proceedings served by any landlord and relating to any alleged breach of the terms of the relevant lease or tenancy.

7.2. The Company will on request produce to or provide for the Bank such documents or information relating to the freehold and leasehold Property of the Company or the development thereof as the Bank shall require.

8.1. At any time after the Bank shall have demanded payment of any moneys hereby secured (and whether or not the Company shall have been accorded sufficient or any time in which to satisfy the same) or (notwithstanding the terms of any other agreement between the Company and the Bank save only an express exclusion of this provision by reference to this Debenture) after the presentation of a petition applying for an administration order to be made in relation to the Company pursuant to Section 9 of the Insolvency Act 1986, or if requested by the Company, the Bank may appoint by writing any person or persons to be an administrative receiver or administrative receivers (hereinafter called "the Receiver' which expression shall where the context so admits include the plural, and any substituted administrative receiver or administrative receivers, and so that where more than one administrative receiver is appointed they shall have power to act severally unless the Bank shall in the appointment specify to the contrary) of all or any part of the Assets hereby charged. Such an appointment over part only of the Assets hereby charged shall not preclude the Bank from making any subsequent appointment of a Receiver over any part of the Assets over which an appointment has not previously been made by the Bank.

8.2. The Bank may from time to time determine the remuneration of the Receiver and may (subject to the application of Sections 45 of the Insolvency Act 1986) remove the Receiver from all or any part of the Assets of which he is the Receiver, and, at any time after the Receiver shall have vacated office or ceased to act in respect of any of the Assets, appoint a further Receiver over all or any part of the Assets or of the part thereof in respect of which he shall have ceased to act.

8.3. The Receiver shall be the agent of the Company (which shall be solely liable for his acts, defaults and remuneration) unless and until the Company goes into liquidation, whereafter he shall act as principal and shall not become the agent of the Bank, and shall have and be entitled to exercise in relation to the Company all the powers set out in Schedule 1 to the Insolvency Act 1986 and all the powers conferred from time to time on Receivers by statute and in particular b way of addition to but without hereby limiting such powers (and without prejudice to the Bank's powers) the-Receiver shall have powers to do the following things namely:

     8.3.1 to sell, let or lease or concur in selling, letting or leasing and to vary the terms or determine, surrender or accept surrenders of leases or tenancies of, or grant options and licences over. all or any part of the Assets and so that any such sale may be made for cash payable by instalments or for shares or securities of another company and the Receiver may promote or concur in promoting a company to purchase the Assets to be sold;

     8.3.2 to sever any fixtures from the property of which they form part;

     8.3.3 to exercise all voting and other rights attaching to stocks, shares and other securities owned by the Company;

     8.3.4 to make and effect all repairs and improvements;

     8.3.5 to redeem any prior encumbrance and co settle and pass the accounts of the encumbrancer; any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Company and the moneys so paid shall be deemed to be an expense properly incurred by the Receiver;

     8.3.6 to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid, or otherwise incidental or conducive to the preservation, improvement or realization of the Assets.

8.4. A person dealing with the Receiver in good faith and for value shall not be concerned to enquire whether the Receiver is validly appointed or acting within his powers.

9. The Company hereby irrevocably appoints the Bank (whether or not the Receiver has been appointed) and also (as a separate appointment) the Receiver severally the Attorney and Attorneys of the Company, for the Company and in its name and on its behalf and as its act and deed or otherwise to execute and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required of the Company hereunder or may be deemed proper for any of the purposes aforesaid, and to convey or transfer a legal estate to any purchaser of any freehold, leasehold or heritable property hereby charged.

10. Any moneys received under the powers hereby conferred shall, subject to the repayment as far as necessary of any claims having priority to this Debenture, be paid or applied in the following order of priority:-

     10.1 in satisfaction of all costs, charges and expenses properly incurred and payments properly made by the Bank or the Receiver, and of the remuneration of the Receiver;
     10.2 in or towards satisfaction of the moneys outstanding and secured by this Debenture in such order as the Bank may at its discretion require;

     10.3 as to the surplus (if any), to the person or persons entitled thereto.

Provided that the Receiver may retain any moneys in his hands for so long as he shall think fit, and the Bank is also to be at liberty, without prejudice to any other rights the Bank may have at any time and from time to time, to place and keep for such time as the Bank may think prudent, any moneys. received, recovered or realized under or by virtue of this Debenture to or at a separate or suspense account to the credit either of the Company or of the Bank, as the Bank shall think fit without any intermediate obligation on the Bank's part to apply the same or any part thereof in or towards the discharge of the moneys due or owing to the Bank as aforesaid by the Company.

11.     During the continuance of this security:

     11.1 no statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of the freehold and leasehold property hereby charged or any part thereof shall be capable of being exercised by the Company without the previous written consent of the Bank;

     11.2 the Company shall not be entitled to part with possession (otherwise than on the determination of any lease, tenancy or licence) of any property hereby charged, or to share the occupation thereof with any other person or persons, or to surrender or purport to surrender or permit to be forfeited the lease of any leasehold property hereby charged without such consent as aforesaid;

     11.3 Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this security.

12.1 Section 103 of the Law of Property Act 1925 shall not apply to this security but the statutory power of sale, shall as between the Bank and a purchaser from the Bank, arise on and be exercisable at any time after the execution of this security, provided that the Bank shall not exercise the said power of sale until payment of moneys hereby secured has been demanded or the Receiver has been appointed, but this proviso shall not affect a purchaser or put him upon inquiry whether such demand or appointment has been validly made.

12.2 The statutory powers of sale, leasing and accepting surrenders exercisable by the Bank hereunder are hereby extended so as to authorize the Bank, whether in its own name or in that of the Company to grant a lease or leases of the whole or any part or parts of the freehold and leasehold property of the Company with such rights relating to other parts thereof and containing such covenants on the part of the Company and generally on such terms and conditions (including the payment of money to a lessee or tenant or on a surrender) and whether or not at a premium as the Bank shall think fit.

13. All costs, charges and expenses incurred hereunder by the Bank, and all other moneys paid by the Bank or by the Receiver in perfecting or otherwise in connection with this security or in respect of the Assets, including (without prejudice to the generality of the foregoing) all moneys expended by the Bank under Clauses 6 and 17 hereof and all costs of the Bank (on a solicitor and own client basis) of all proceedings for the enforcement of this security or for obtaining payment of moneys hereby secured or arising out of or in connection with the acts authorized by Clause 8 hereof and all costs and losses to the Bank arising in consequence of any default by the Company in the performance of its obligations and all administrative charges of the Bank based on the time spent by it in connection with any of the foregoing shall be recoverable from the Company as a debt and may be debited to any account of the Company and shall bear interest accordingly and shall be charged on the Assets.

14. On receiving notice that the Company has encumbered or disposed of the Assets or any part thereof the Bank shall be entitled to close the Company's then current account or accounts and to open a new account or accounts with the Company, and (without prejudice to any right of the Bank to combine accounts) no money paid in or carried to the Company's credit in any such new account shall be appropriated towards or have the effect of discharging any part of the amount due to the Bank on any such closed account. If the Bank does not open a new account or accounts immediately on receipt of such notice it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by the Company to the Bank shall be credited or be treated as having been credited to such new account or accounts and shall not operate to reduce the amount due from the Company to the Bank at the time when it received such notice.

15. The Company agrees that any moneys from time to time standing to its credit on any account with the Bank may be retained as cover for and, at any time without notice to the Company, applied by the Bank in or towards payment or satisfaction of any moneys or liabilities now or hereafter from time to time due owing or incurred by the Company to the Bank in whatsoever manner whether presently payable or not, whether actually or contingently, whether solely or jointly with any other person And whether as principal or surety.

16. The Bank may from time to time seek from any other person having dealings with the Company such information about the Company and its affairs as the Bank may think fit, and the Company hereby authorizes and requests any such person to provide any such information to the Bank and agrees to provide such further authority in this regard as the Bank may from time to time require.

17. The Company shall at its own cost at any time if so requested by the Bank appoint an accountant or firm of accountants nominated by the Bank to investigate the financial affairs of the Company and/or any subsidiary of the Company and report thereupon to the Bank, and hereby authorizes the Bank itself at any time to make such appointment on behalf of the -Company or on its own account as it shall think fit, and in every such case the fees and expenses of such accountant or firm shall be paid by the Company and may be paid by the Bank on behalf of the Company, and the Bank may at the time of such appointment or thereafter guarantee payment by the Company of such fees and expenses.

18. It is hereby certified that the security created by this Debenture, both in respect of freehold and leasehold property of which the Company is registered at H.M. Land Registry as proprietor and otherwise, does not contravene any of the provisions of the Memorandum and Articles of Association of the Company.

19. In this Debenture where the context so admits:-

     19.1 the expression 'the Bank" shall include persons deriving title under the Bank;

     19.2 any reference to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof for the time being in force;

     19.3 "Assets" shall mean all the undertaking, property and assets of the Company whatsoever and wheresoever present and future;

     19.4 "Group Company" shall mean any company which is a subsidiary company or a holding company (as such terms are defined in Section 736 of the Companies Act 1985 which definitions shall apply for all the purposes hereof) of the Company or a subsidiary of any such holding company or any company which has 50% or more of the holders of its equity share capital in common with the Company.

IN WITNESS WHEREOF this Debenture has been executed by the Company as a deed and signed on behalf of the Bank this sixteenth day of November 1993.

THE SCHEDULE ABOVE REFERRED TO

     County and District     Title No.(s)
     (or London Borough)      (if registered land)     Address or Description
     ________________________________________________________________________








EITHER

THE COMMON SEAL of the Company was
hereunto affixed pursuant to a resolution of the Board of Directors in the presence of:

Director /s/ Brain John Baylis

Director/Secretary /s/ Susan A.M. Crisp

OR

Executed and Delivered as a deed by the
Company (pursuant to a resolution of its Board of Directors) acting by

Director____________________________

Director/Secretary____________________

Signed on behalf of the Bank by

/s/ Anne Mc Queen
Anne Mc Queen

The address for service of the Bank in the case of any registered land is:

Bank of Scotland,
Legal Services Department
Teviot House
41 South Gyle Crescent
EDINBURGH
EH12 9DR
Revised 21.9.93

                                [REGISTRAR SEAL]

                         CERTIFICATE OF THE REGISTRATION
                            OF A MORTGAGE OR CHARGE

              Pursuant to section 401(2) of the Companies Act 1985

                                COMPANY No.02731602

THE REGISTRAR OF COMPANIES FOR ENGLAND AND WALES HEREBY CERTIFIES THAT A DEBENTURE DATED THE 16th NOVEMBER 1993 AND CREATED BY THE STATIONERY COMPANY LIMITED FOR SECURING ALL MONIES DUE OR TO BECOME DUE FROM THE COMPANY TO THE GOVERNOR AND THE COMPANY OF THE BANK OF SCOTLAND ON ANY ACCOUNT WHATSOEVER WAS REGISTERED PURSUANT TO CHAPTER 1 PART XII OF THE COMPANIES ACT 1985 ON THE 30th NOVEMBER 1993.

GIVEN AT COMPANIES HOUSE, CARDIFF THE 2nd DECEMBER 1993.



                                             /s/  P. Jones

                                   for the Registrar of Companies



                        [DEPARTMENT STAMP APPEARS
                        HERE DATED 6 DECEMBER 1996]

                                    CH
                             COMPANIES HOUSE                             HC026

CHESSBOURNE INTERNATIONAL

                                  SECTION 4





                    4.1       Statement of Affairs


Rule 3.2                The Insolvency Act of 1986                        Form 3.1 (scot)

                         NOTICE REQUIRING SUBMISSION OF RECEIVERSHIP
                         STATEMENT OF AFFAIRS


                         Pursuant To Section 66(1) and (4) of the Insolvency Act 1986 and
                         Rule 3.2(1) of the Insolvency (Scotland) Rules 1986

(a) Insert name of      (a)   CHESSBOURNE INTERNATIONAL LIMITED
    the company in          --------------------------------------------------------------
    receivership

(b) Insert full name    Take note that I, (b) IAIN T WATTERS
    of receiver         require you (c) ___________________________________________
                        to submit statement as to the affairs of the company by
(c) Insert date by      (d) 6 MARCH 1996
    which statement
    required to
    submit statement

(d) Insert date by
    which statement
    must by            The statement shall be in the prescribed form of which a copy is
    submitted under    attached.
    section 66(a) and
    (5)


                         Dated this 13th day of the FEBRUARY 1996

                         Signed________________________________________________


               Warning
               If without reasonable excuse you fail to comply with any
               obligation under Section 66, you will be liable:
                    (i) On summary conviction to fine not exceeding the
                    statutory maximum and, for the continued contravention, to a daily default fine not exceeding one-tenth of the statutory maximum.
                    (ii) On conviction on indictment to a fine.



                            Pursuant to sections 95, 99 and 131 of the Insolvency Act 1986 and Rule 4.7 and 4.8 of the Insolvency (Scotland) Rules 1986


Insert name of the          Statement as to affairs of
company                     CHESSBOURNE INTERNATIONAL LTD.
---------------------------------------------------------------------------------------------
                            Affidavit
                            This affidavit must be sworn/affirmed before Notary Public, Justice of the Peace or Commissioner for Oaths or other person duly authorised to administer oaths, when you have completed the rest
(a) Insert full             of this form.
name(s) and
occupation(s) of            I/WE (a) BRIAN JOHN BAYLIS
deponents                   ___________________________________________________________________

(b) Insert full             of (b) DARAT ALKHAIT, BEECHCROFT,
address(es)                 CHISLEHURST, KENT, BR7 5DB

                           do swear/affirm that the statement set out overleaf and the list A to G annexed and signed as relative hereto are to the best of my/our knowledge and belief a full, true and complete statement as to the affairs of the above named company as at
(c) Insert date of         (c) 7th February 1996.
commencement
of the winding up
which is:
(i) in a
voluntary
winding up the
date of the                Sworn/affirmed at 30 High Street Chislehurst in the London Borough
resolution by the          of Bromley
company for                Date 19th day of March 1996
winding up                 Signature(s) of deponent(s) /s/ Brian John Baylis
[section 86]. and
(ii) in a winding
up by the court,
the date of the            Before me /s/ John Harrison
presentation of            Person administering the oath of affirmation
of the petition for
winding up                  JOHN HARRISON
unless it is                A SOLICITOR EMPOWERED
preceded by a               TO ADMINISTER OATHS
resolution for
voluntary                  The person administering the oaths or affirmation IS particular
winding up under           requested, before swearing the affidavit, to make sure that the full
(1) [section 129],         name, address and description of the Deponent(s) are stated, and
but in the case of         to ensure that any crossings-out or alterations in the printed form are
a creditors'               initialled.
voluntary
winding up the
date inserted
should be the
nearest                   NOTE
practicable date          This affidavit should be sworn/affirmed and the statement made out
before the date           and submitted:
of the meeting of         (1) in a winding up by the court by any person required to do so
creditors under           under section 131 of the Act by the Liquidator;
section 98.               (2) in a members' voluntary winding up which becomes a
                              creditors' voluntary winding up section 95 and 96, by the Liquidator under Section 95; and
                          (3) in a creditors' voluntary winding up by the directors.

        Rule 4.7                                                                           Form 4.4 (Scot)
             4.8                                                                              (contd)

     STATEMENT as to affairs of the company as at                                              [INSTRUCTIONS]
                                                                          Estimated            Please do not
                                                                          Realisable Value          write in
                                                                            £
     Assets                                                  £                           the margin

     Assets not specifically secured (as per List "A")                             554,800     Please complete
                                                                                               legibly, preferably in
     Assets specifically secured (as per List "B")                                             black type, or
                                                                                               bold black lettering
          Estimated realisable value                         196,176
          Less: Amount due to secured creditors              196,176
          Estimated surplus                                                            ---

     Estimated Total Assets available for preferential creditors,
     holders of floating charges and unsecured creditors                           554,800

     LIABILITIES
          Preferential creditors (as per List "C")                                 129,193

          Estimated balance of assets available for
          holders of floating charges and unsecured creditors                      430,607

          Holders of floating charges (as per List "D")                          3,155,635

          Estimated surplus/deficiency as regards
                  holders of floating charges                                   (2,725,028)

     Unsecured Creditors
                                                                   £
          Trade accounts (as per List "E")                        738,500
          Bills payable (as per List "F")                             ---
          Contingent or other liabilities (as per List "G")       147,274
          Total unsecured creditors                                                885,834

          Estimated Surplus/Deficiency as regards creditors                     (3,610,867)
          Issued and Called-up Capital                                           1,526,750
          Estimated Surplus/Deficiency as regards members                        5,137,617


These figures must be read subject to the following:-

     [(a) There is no unpaid capital liable to be called up]:                    delete as
     [(b) The nominal amount of unpaid capital liable to be called                   appropriate
          up is £_______________ estimated to produce
          £______________ which is/is not charged in favour of the holders of Floating Charges

     The estimates are subject to expenses of the Liquidation and to any surplus or deficiency
     on trading pending realisation of the Assets.                                                  Page 2


Please do not               Statement of Affairs LIST "A"
write in                    Assets not specifically secured
the margin
Please complete
legibly, preferably in
black type, or
bold black lettering

                           Particulars of assets                    Book Value     Estimated to produce
                                                                         £             £
                           Balance at bank                                   ---                ---
                           Cash in hand                                      ---                ---
                           Marketable Securities (as per schedule I)         ---                ---
                           Bills receivable (as per schedule II)             ---                ---
                           Trade debtors (as per schedule III)             333,139            136,000
                           Loans and advances (as per schedule IV)       1,428,872              ---
                           Unpaid calls (as per schedule V)                  ----               ---
                           Stock in trade                                  659,343            400,000
                           _________________________
                           other debts and prepayment                      111,359              8,800
                           Work in progress                                   ----               ----
                           ______________________
                           ______________________
                           Heritable property
                           Leasehold property                                  241              ---
                           Plant, machinery and vehicles                    92,258             15,000
                           Furniture and Fittings, etc.                      ---                ---
                           Patents, trade marks, etc.                        ---                ---
                           Investments other than marketable securities      ---                ---
                           Other property                                    ---                ---

                           Total                                         2,625,212            554,800


                           Signed /s/ Brian John Baylis     Dated 18/3/96
                           Brian John Baylis

THIS AND THE FOLLOWING 21 PAGES IS LIST A REFERRED TO IN THIS AFFIDAVIT OF BRIAN JOHN BAYLIS SWORN BEFORE ME ON THE 19TH DAY OF MARCH 1996

/S/ JOHN HARRISON
JOHN HARRISON

A SOLICITOR EMPOWERED
TO ADMINISTER OATHS

Please do not
write in
the margin

Please complete         SCHEDULE I TO LIST "A"
legibly, preferably     Statement of Affairs
in black type, or       Marketable Securities
bold black lettering

                        Names to be arranged in alphabetical order and numbered consecutively

     No     Name of organization in which     Details of           Book Value     Estimated
            securities are held               securities held                     to produce
                                                                    £       &pound:

                                                                     ----           ----






          Signed /s/ Brian John Baylis     Dated   18/3/96
                 Brian John Baylis

Please do not
write in
the margin

Please complete         SCHEDULE I TO LIST "A"
legibly, preferably     Statement of Affairs
in black type, or       Bills of exchange, promissory notes, etc. available as
                        assets
bold black lettering
                        Names to be arranged in alphabetical order and numbered consecutively

     No     Name and address        Amount of       Date   Estimated     Particulars of any
            of acceptor of bill     bill or note    when   to produce    property held as
            or note                                 due                  security for payment
                                    £                 £      of bill or note


                                                            ----





               Signed /s/ Brian John Baylis     Dated   18/3/96
               Brian John Baylis

                           CHESSBOURNE INTERNATIONAL LTD


                    Minutes of a meeting of the Board of Directors
                            held on Monday 18th March 1995


     Present     Mr.B.J.Baylis
                  Mrs.S.A.M.Crisp
                  Mr M.Holland
                  Mrs. K.Sparkes



     1. BJB reminded the Board that under section 66 of the Insolvency Act 1986 that they were required to submit a Statement of Affairs of the Company. With the agreement of the Receivers, a Statement had been prepared by Ian Mills which to the best of our knowledge is a true and fair representation of the Company's affairs as at 7th February 1996.

     2. In the interests of expediency BJB had consulted Mr. Alan Pepper, The Receivers representative who after in turn consulting their own legal advisers confirmed that it would be in order for one member to swear the statement on behalf of The Board.

     3. IT WAS RESOLVED that the Statement of Affairs as prepared be adopted and that BJB be instructed to Swear on behalf of the Board.

     4. The being no other business, the meeting ended.


/s/  B.J.Baylis
B.J.Baylis

Please complete        SCHEDULE III TO LIST "A"
legibly, preferably    Statement of Affairs
in black type, or      Trade debtors
bold black lettering
                       Names to be arranged in alphabetical order and numbered consecutively

     No     Name and address     Particulars      Amount of     Estimated to
            of debtor            of any           debt          produce
                                 Securities
                                 held for
                                  debt             £       £

             As per Listing                         333,139       136,000






Note:
If the debtor to the company is also a creditor, but for a lesser amount than his indebtedness, the gross amount due to the company and the amount of the contra account should be shown in the third column and only the balance be inserted in the fourth column. No such claim should be included in List "E"


                  Signed /s/ Brian John Baylis         Dated   18/3/96
                         Brian John Baylis

                                CORNICHE DISTRIBUTION

                                      SECTION 4






               4.1          Statement of Affairs

AA&Co
Intraoffice memorandum
==========================================================================

To                                             To (for reply)
   THE FILES
___________________________________________________________________________

From                     Ext.          Date    From      Ext.        Date
NEIL A BOYD                          21/10/96
____________________________________________________________________________

Subject
                  ATTACHED STATEMENT OF AFFAIRS:  CORNICHE
____________________________________________________________________________


[ ] Follow up please      [ ] Prepare reply for       [ ] As requested
[ ] Note and return            my signature           [ ] For your review
[ ] Note and forward      [ ] Send me information     [ ] For your information
     to files                  required to answer     [ ] As per conversation
[ ] See (phone) me re     [ ] For signature, if
     attached                  you approve
____________________________________________________________________________


The attached statement of affairs has been marked "COPY" in error.

     This is the ORIGINAL.
                 ========

     Disregard the over-writing of "COPY".


                                             /s/ Neil



                   Please call me - extension         [       ]

          COPY     COPY     COPY     COPY     COPY     COPY     COPY     COPY

          /s/ B Baylis                                    No.          of 19__

Statement of Affairs         IN THE HIGH COURT OF JUSTICE
No. 2.9 (incorporating
Forms 2.9, 3.2, 4.18
and 4.19) (Rules 2.12,       Chancery Division
3, 4, 4.34 - CVL)
(1)(1)  Delete title of the
Court and number
where appropriate.           Companies Court

(2) Insert name of           IN THE MATTER OF (2) CORNICHE DISTRIBUTION LTD.
Company.

                                    AND

                            IN THE MATTER of the Insolvency Act of 1986.

                            Statement as to Affairs of (2) CORNICHE DISTRIBUTION LTD.
(3) Delete as
appropriate.                on the 28th February 1996 the date of the (3)
                            [administration order] [THE ADMINISTRATIVE
[WHAT IS IN                 RECEIVER'S APPOINTMENT] [resolution for winding-up]
UPPERCASE IS                [opinion formed by the liquidator under Section 95 of the
WHAT THE COMPANY            Insolvency Act 1986].
CHOOSE OR FILLED IN.]
                          __________________________________________________

                            Affidavit
                            This affidavit must be SWORN or affirmed before a Solicitor or
                            Commissioner of Oaths when you have completed the rest of this form

(4) Insert name and         I(4) BRIAN JOHN BAYLIS - COMPANY DIRECTOR
occupation.

(5) Insert full address.    of DARAT ALKHAIR, BEECHCROFT, CHISLEHURST, KENT, BR7 5DE

                            make oath and say that the several pages exhibited hereto and marked are to the best of my knowledge and belief a full, true and complete statement as to the affairs of the above named company as at 28th FEBRUARY
                            1996, the date (3) [of the administration order] [of the appointment of the
                            Administrative Receiver] [of the resolution for winding-up] [I formed the opinion that the company would be unable to pay its debts in full (together with interest) within the period stated in the directors' declaration of solvency made under Section 89 of the Insolvency Act 1986]

                           and that the said company carried on business as

                           Sworn at 30 High Street Chislehurst
                           in the London Borough of Bromley
                           Date 19th March 1996      /s/ B Baylis
                           Before me /s/ John Harrison
                                         JOHN HARRISON
                          A SOLICITOR or Commissioner of Oaths     A SOLICITOR EMPOWERED
                                                                   TO ADMINISTER OATHS
                          Before swearing the affidavit the SOLICITOR or Commissioner is particularly requested to  make sure that the full name,
                          address and description of the Deponent are stated, and to initial
602.94 1 of 4             any crossings-out or other alterations in the printed form.  A deficiency in the affidavit in any of the above respects will mean that it
SUED 01/94                is refused by The  court, and will need to be re-sworn.



Corniche Distribution Limited (in Administrative Receivership)

Al - Summary of Liabilities
                                                                     Estimated to
                                                                        Realise
                                                                        £
Estimated total assets available for preferential creditors
(carried forward from Page A)                              £     (118,098)


Liabilities
Preferential creditors:
                                                           £
Employees                                                   4,566
Inland Revenue                                             51,501
Customs & Excise                                            3,825
                                                                         59,892
Estimated deficiency/surplus as regards preferential creditor
                                                               £ (177,990)

Debts secured by a floating charge:                         £

                                                                           -----
Estimated deficiency/surplus of assets available for non-
                                                                       (177,990)
preferential creditors

Non-preferential claims:                                    £
Trade creditors                                             290,597
Other creditors                                             164,534
Amounts due to group companies                              195,562
Royal Bank of Scotland                                       16,579
Employees                                                   776,934
Directors Loan                                              100,000
                                                                      1,544,206
Estimated deficiency/surplus as regards creditors          £   (1,722,196)

Issued and called up capital:
                                                           £
Ordinary shares                                           2,500,000

                                                                      2,500,000
Estimated total deficiency/surplus as regards members      £   (4,222,196)


Signature   /s/ B Baylis       Date     18/3/96

Corniche Distribution Limited (in Administrative Receivership)

A - Summary of Assets
                                                                Book     Estimated to
                                                                Value    Realise
                                                               £    £
Assets
Assets specifically pledged:

Lloyds Bank PLC:
Freehold property - Old Bank Mill, Leek                        164,000   150,000
Mortgage loan                                                  (86,162)  (86,162)
                                                                £   63,838
Bank of Scotland plc:
Investment in Chessbourne International Limited                 291,360     ---
Investment in The Stationery Company Limited                  1,000,000     ---
Investment in Kassel Limited                                      9,597     ---
Other debtors and prepayments                                    22,432     ---
Amount due from Corniche Group, Inc.                          1,990,112     ---

Bank of Scotland loan account                                  (191,936) (191,936)
                                                                £  (128,098)

Assets not specifically pledged:

Plant, machinery and equipment                                    8,800     2,000
Motor vehicles                                                      718     8,000
                                                                 £ (118,098)



Estimated total assets available for preferential creditors              (118,098)


Signature       /s/ B Baylis                    Date     18/3/96

This and the preceding page is the statement referred to in the affidavit of Brian John Baylis sworn before this 19th day of March 1996.

/s/ John Harrison
JOHN HARRISON
A SOLICITOR EMPOWERED
TO ADMINISTER OATHS

                                 CORNICHE DISTRIBUTION LTD.


                      Minutes of a meeting of the Board of Directors
                              held on Monday 18th March 1995


Present     Mr.B.J.Baylis
           Mrs.S.A.M.Crisp



     1. BJB reminded the Board that under Section 47 of the Insolvency Act 1986 that they were required to submit a Statement of Affairs of the Company. With the agreement of the Receivers, a Statement had been prepared by Ian Mills which to the best of our knowledge is a true and fair representation of the Company's affairs as at 28th February 1996.

     2. In the interests of expediency BJB had consulted Mr. Alan Pepper, The Receivers representative who after in turn consulting their own legal advisers confirmed that it would be in order for one member to swear the statement on behalf of The Board.

     3. IT WAS RESOLVED that the Statement of Affairs as prepared be adopted and that BJB be instructed to Swear on behalf of the Board.

     4. The being no other business, the meeting ended.




/s/  B.J.Baylis
B.J.Baylis

              Corniche Distribution Limited (in Administrative Receivership)

A - Summary of Assets
                                                           Book        Estimated to
                                                           Value       Realize
                                                           £     £

Assets
Assets specifically pledged:

Lloyds Bank PLC:
Freehold property - Old Bank Mill, Leek                    164,000     164,000
Mortgage loan                                              (86,162)    (86,162)
                                                            £     77,838
Bank of Scotland plc:
Investment in Chessbourne International Limited             291,360        ---
Investment in The Stationery Company                      1,000,000        ---
Investment in Kassel Limited                                  9,597        ---
Plant, machinery and equipment                                8,800      5,000
Motor vehicles                                                  718      5,000
Other Debtors and prepayments                                22,432        ---
Amount due from Corniche Group, Inc.                      1,990,112        ---

Bank of Scotland loan account                              (191,936)  (191,936)
                                                             £  (104,098)


Assets not specifically pledged:





Estimated total assets available for preferential creditors           (130,358)



Signature                              Date


Corniche Distribution Limited (in Administrative Receivership)

Al - Summary of Liabilities
                                                                           Estimated to
                                                                           Realise
                                                                           £

Estimated total assets available for preferential
creditors (carried forward from Page A)                                    (130,358)



Liabilities
Preferential creditors:                                      £

Employees                                                     1,337
Inland Revenue                                               51,501
Customs & Excise                                              3,825

                                                                             56,663
Estimated deficiency/surplus as regards
preferential creditor                                        £       (187,021)

Debts secured by a floating charge:                          £


                                                                                ---
Estimated deficiency/surplus of assets available for non-    £       (187,021)
preferential creditors

Non-preferential claims:                                     £
Trade creditors                                              290,597
Other creditors                                              164,534
Amounts due to group companies                               195,562
Royal Bank of Scotland                                        16,579
Directors Loan                                               100,000
                                                                            767,272
Estimated deficiency/surplus as regards creditors            £       (954,293)

Issued and called up capital:                                £
Ordinary shares                                            2,500,000



                                                                          2,500,000
Estimated total deficiency/surplus as regards members        £     (3,454,293)



Signature________________________________  Date _____________

                                Corniche Distribution Ltd

Statement of Affairs workings




Nominal Account                                                       Amount
Investment in Chessbourne International                           291,360.00
Investment in The Stationery Company                            1,000,000.00
Investment in Kassel                                                9,597.45
Fixtures & fittings - cost                                         20,036.80
Fixtures & fittings - depn.                                       (17,961.08)
Plant & Machinery - cost                                           15,665.18
Plant & Machinery - depn.                                          (8,940.54)
BMW 318i - cost                                                    15,000.00
BMW 318i - depn.                                                  (15,000.00)
Volvo - cost                                                        1,000.00
Volvo - depn.                                                        (282.00)
Freehold property - cost                                          165,897.94
Freehold property - depn.                                          (1,897.94)
Other debtors                                                      17,004.41
Loan account - E. WARD                                                665.81
Insurance recharge suspense                                         4,748.21
Petty cash                                                             14.25
Recharges - Chessbourne                                            (8,451.56)
Bank of Scotland - loan                                          (191,936.42)
Royal Bank of Scotland - Current                                  (18,165.32)
Royal Bank of Scotland - High Interest                              1,586.92
Royal Bank of Scotland - No. 2                                         (0.60)
Lloyds Bank mortgage                                              (86,162.21)
Creditors Control                                                (575,517.66)
BJB Directors Loan                                               (100,000.00)
VAT Paid                                                          (27,359.52)
VAT Inputs                                                            249.46
VAT Outputs                                                        (4,047.71)
Salary Control                                                     (1,337.37)
PAYE Control account                                              (27,099.97)
NI Control account                                                (24,400.63)
HP Agreement control                                                 (485.49)
current account - Chessbourne                                     (21,285.23)
Current account - Stationery Company                              (69,361.41)
Current account - Kassel Ltd.                                    (128,237.57)
Current account - Corniche Group Inc.                           1,990,111.79
Ordinary shares                                                (2,500,000.00)

                                                                 (113,725.73)

Accrued against PL debit balances                                     (1,288)
                                                                    (115,014)

Corniche Distribution Ltd

Statement of Affairs workings



Nominal Account                                                      Amount
Investment in Chessbourne International
Investment in The Stationery Company
Investment in Kassel
Fixtures & fittings - cost
Fixtures & fittings - depn.
Plant & Machinery - cost
Plant & Machinery - depn.
BMW 318i - cost
BMW 318i - depn.
Volvo - cost
Volvo - depn.
Freehold property - cost
Freehold property - depn.
Other debtors
Loan account - E. WARD
Insurance recharge suspense
Petty cash
Recharges - Chessbourne                                            (8,451.56)
Bank of Scotland - loan
Royal Bank of Scotland - Current
Royal Bank of Scotland - High Interest
Royal Bank of Scotland - No. 2
Lloyds Bank mortgage
Creditors Control                                                (406,875.14)
BJB Directors Loan
VAT Paid                                                          (27,359.52)
VAT Inputs                                                            249.46
VAT Outputs                                                        (4,074.71)
Salary Control                                                     (1,337.71)
PAYE Control account                                              (27,099.97)
NI Control account                                                (24,400.63)
HP Agreement control                                                 (485.49)
current account - Chessbourne
Current account - Stationery Company                               69,361.43
Current account - Kassel Ltd.                                    (128,237.57)
Current account - Corniche Group Inc.                           1,990,111.79
Ordinary shares                                                (2,500,000.00)


                                                                1,990,111.79

                                                                1,990,112.00
Accrued against PL debit balances                               1,990,112.00



                                    THE STATIONERY COMPANY


SECTION 4







                         4.1          Statement of Affairs

                                                          No.          of 19

Statement of Affairs         IN THE HIGH COURT OF JUSTICE
No. 2.9 (incorporating
Forms 2.9, 3.2, 4.18
and 4.19) (Rules 2.12,       Chancery Division
3. 4, 4.34 - CVL)
(1)(1)  Delete title of the
Court and number
where appropriate.           Companies Court

(2) Insert name of           IN THE MATTER OF (2) THE STATIONERY COMPANY LTD.
Company.

                                    AND

                            IN THE MATTER of the Insolvency Act of 1986.

                            Statement as to Affairs of (2) THE STATIONERY COMPANY LTD.

(3) Delete as
appropriate.                on the 7th February 1996 the date of the (3)[administration order]
                            [THE ADMINISTRATIVE RECEIVER'S APPOINTMENT] [resolution for winding-up]
                            [opinion formed by the liquidator under Section 95 of the
                            Insolvency Act 1986].

                           __________________________________________________

                           Affidavit
                           This affidavit must be sworn or affirmed before a Solicitor or
                           Commissioner of Oaths when you have completed the rest of this form

(4)  Insert name and       I(4) BRIAN JOHN BAYLIS - COMPANY DIRECTOR
occupation.

(5)  Insert full address.  of DARAT ALKHAIR, BEECHCROFT, CHISLEHURST, KENT, BR7 5DE

                          make oath and say that the several pages exhibited hereto
                          and marked are to the best of my knowledge and belief a full, true and complete statement as to the affairs of the above named company as at 7th February 1996, the date (3) [of the administration order] [of the appointment of the Administrative Receiver] [of the resolution for winding-up] [I formed the opinion that the company would be unable to pay its debts in full (together with interest) within the period stated in the directors' declaration of solvency made under
                          Section 89 of the Insolvency Act 1986]

                         and that the said company carried on business as

                         Sworn at 30 High Street Chislehurst
                         in the London Borough of Bromley
                         Date 19th March 1996                      /s/ B Baylis
                         Before me /s/ John Harrison
                                       JOHN HARRISON
                         A Solicitor or Commissioner of Oaths     A SOLICITOR EMPOWERED
                                                                  TO ADMINISTER OATHS
                        Before swearing the affidavit the Solicitor or Commissioner is particularly requested to  make sure that the full name, address and
602.94 1 of 4           description of the Deponent are stated, and to initial any crossings-out or other alterations in the printed form.  A deficiency in the affidavit in any of the above respects will mean that it is
SUED 01/94              refused by  the court, and will need to be re-sworn.


The Stationery Company Limited (in Administrative Receivership)

A - Summary of Assets

                                                         Book     Estimated to
                                                         Value    Realise
                                                         £  £
Assets

Assets specifically pledged:

Freehold                                                 18,656         ---
Short Leasehold                                         800,573     500,000
Plant & Equipment                                         5,530         ---
Fixtures & Fittings Cost                                334,902         ---
Trademarks                                                1,177         ---
Stocks                                                  348,300         ---
Trade Debtors                                         1,394,106     155,000
Other Debtors                                           311,560      15,000
Amounts due from Group Companies                         52,175         ---
                                                      3,266,979     670,000


Debts secured by a Fixed Charge                        233,170

Bank of Scotland                                                    233,170
                                                      3,033,809     436,830

Assets not specifically pledged:

New Store-set-up costs                                   17,858        ---





Estimated total assets available for
   preferential creditors                             3,051,394     436,830


Signature /s/ Brian John Baylis               Date 18/3/96

This and the following five pages are the statement referred to in the affidavit of Brian John Baylis sworn before me on this 19th day of March 1996.

/s/ John Harrison
JOHN HARRISON

A SOLICITOR EMPOWERED
TO ADMINISTER OATHS


The Stationery Company Limited (in Administrative Receivership)

A1 - Summary of Liabilities

                                                                   Estimated to
                                                                   Realise
                                                                   £

Estimated total assets available for
preferential creditors carried forward from Page A)                   436,830


Liabilities
Preferential creditors:                                £
Employees                                              100,475
Inland Revenue                                         120,639
Customs & Excise                                       165,099
Pension Scheme                                             322
                                                       386,535
Estimated deficiency/surplus as
regards preferential creditor                          £         50,295

Debts secured by a floating charge:                    £


Estimated deficiency/surplus of                        £         50,295
assets available for non-preferential creditors

Non-preferential claims:                               £
Trade creditors                                      1,634,067
Other creditors                                        183,331
Amounts due to group companies                       1,274,230


                                                                    3,091,628

Estimated deficiency/surplus as regards creditors      £     (3,041,333)

Issued and called up capital:
Ordinary shares                                       1,000,000
"B" Ordinary shares                                         ---
Preference shares                                           ---

                                                                    1,000,000
Estimated total deficiency/surplus as regards members    £   (4,041,333)


Signature /s/ Brian John Baylis     Date 18/3/96

NOTE You must identify creditors under hire-purchase, chattel leasing or conditional sale agreements and customers claiming amounts paid in advance of the supply of goods or services and creditors claiming retention of title over property in the company's possession. If there is insufficient space, continuation sheets should be used and annexed hereto securely to the rest of the form.


Name of creditor          Address                 Amount     Details of any security     Date security     Value of
or claimant          (with postcode)             Of debt     held by creditor               Given          security
Tippex Limited     Unit 5 Admiralty Way         1,824,95
                   Southern Trade Centre
                   Camberley
                   Surrey

Handley Printers
  Limited          Crosland Industrial Estate  21,933.96
                   125 Stockport Road West
                   Bredbury
                   Stockport

Helix Limited      P.O. Box 15                16,049.86
                   Engine Lane
                   Lye
                   Stourbridge
                   West Midlands

Euro Packaging
  Plc              Unit m                      6,432.54
                   Waterloo Road
                   Yardley
                   Birmingham

Artcare Limite     Challenger House           9,934.47
                   194 Clerkenwell Close
                   London

Platignum Ltd      20 Greenfield             20,398.84
                   Royston
                   Herts
                   SG85XX

Signature /s/ Brian John Baylis     Date  18/3/97

NOTE You must identify creditors under hire-purchase, chattel leasing or conditional sale agreements and customers claiming amounts paid in advance of the supply of goods or services and creditors claiming retention of title over property in the company's possession. If there is insufficient space, continuation sheets should be used and annexed hereto securely to the rest of the form.


Name of creditor               Address           Amount     Details of any security     Date security     Value of
or claimant                 (with postcode)     Of debt     held by creditor            Given             security

Holland Enterprises Ltd     18 Bourne Court        614.96
                            Southend Road
                            Woodford Green
                            Essex IG8 8HD

Framemaker Products Ltd     Stanley Street         693.73
                            Buton-on-Trent
                            Staffs.

Maxpress Limited            Danebridge Mill       7,424.89
                            Mill Street
                            Congleton
                            Chesshire CW12 1XX

William B Harris            5 Lea Road           39,227.50
                            Abingdon
                            Northampton NN1 4PE

Brown Watson Ltd            The Old Mill           8,171.95
                            76 Fleckney Road
                            Kibworth Beauchamp
                            Leicester LE8 0HG

Kibworth Books                                     2,667.00
(MacMillan
 Distribution Ltd)           Houndsmills
                             Basingstoke
                             Hants. RG1 6XS

Kaleidoscope                 P.O. Box 76          29,480.28
                             Raynesway
                             Derby DE21 7BL


Signature   /s/ Brian John Baylis      Date     18/3/97

NOTE You must identify creditors under hire-purchase, chattel leasing or conditional sale agreements and customers claiming amounts paid in advance of the supply of goods or services and creditors claiming retention of title over property in the company's possession. If there is insufficient space, continuation sheets should be used and annexed hereto securely to the rest of the form.


Name of creditor               Address                   Amount     Details of any security     Date security     Value of
or claimant                    (with postcode)           Of debt     held by creditor              Given          security

Flipfile Limited               Unit 3, Oaktree Place     1,019.87
                               Matford Business Place
                               Exeter
                               Devon EX2 8WA

Silver Lynx Products Ltd        Lynx House                 6,501.83
                                10/11Amber Business Village
                                Amber Close
                                Tamworth, Staffs.

Illusion                         P.O. Box 481               5,549.12
                                 Carshalton
                                 Surrey SM5 2AB

Woolbro Distributors Ltd         Prospect House             3,405.11
                                 Victoria Road
                                 Morley
                                 Leeds LS27 9DB

Lambourne Limited                Crossing Gates             3,674.23
                                 Oaston Road
                                 Nuneaton
                                 Warwickshire CV11 6JX

Tollit & Harvey Ltd              Old Meadow Road             4,148.37
                                 Hardwick Industrial Estate
                                 Kings Lynn
                                 Norfolk
                                 PE30 4LW


Signature   /s/ Brian John Baylis   Date     18/3/97


Name of creditor       Address                    Amount     Details of any security     Date security     Value of
or claimant            (with postcode)            Of debt     held by creditor             Given            security

Gustav Botkai          21 Belfield Road             995.49
                       Didsbury
                       Manchester M20 0BJ

NES Arnold Limited     Ludlow Hill Road            1,203.98
                       West Bridgford
                       Nottingham NG2 6HD

N Yeomans & Co Ltd     Valley Road                 5,811.94
                       Clacton on Sea
                       Essex CO15 4AG

Grandreams Ltd         Jadwin House                5,236.80
                       205/211 Kentish Town Road
                       London NW5 2JU

Porth Innovations Ltd  Caemawr Industrial Estate   14,471.68
                       Treorchy
                       Mid Glamorgan CF42 6EJ

Virgin Euro-
Magnetic Products       Unit 5, Salbrook Road       4,304.08
                        Salfords
                        Redhill
                        Surrey RH1 5DY

Cathian Leather
Company                 Compstall Mills Estate        753.18
                        Andrew Street
                        Compstall
                        Stockport SK6 5HN

Signature   /s/ Brian John Baylis      Date     18/3/97

Name of creditor                 Address                     Amount     Details of any security     Date security     Value of
or claimant                    (with postcode)               Of debt     held by creditor             Given           security

RMS International Ltd           Unit 18, Orton Way            -----
                                Hayward Industrial Park
                                Chester Road
                                Castle Bromwich
                                Birmingham

Prestige Balloon Co Ltd         Unit B6 Mercia Way           9,701.06
                                Park Gram Road
                                Foxhills Industrial Estate
                                Scunthscope
                                DN15 8RE

David Halsall Plc               Eastham House                28,766.18
                                Copse Road
                                Fleetwood
                                Lansc. FY7 7NY

Heritage Youngsley Ltd          Heritage House               11,105.38
                                Unit 3 Marshgate Lane
                                London E15 2NG




Signature   /s/ Brian John Baylis          Date     18/3/97

                                 THE STATIONERY COMPANY LTD

                         Minutes of a meeting of the Board of Directors
                                held on Monday 18th March 1995


Present       Mr.B.J.Baylis
              Mrs.S.A.M.Crisp
              Mr.B.Pearson
              Mr.M.Holland
In attendance Mrs. J.Lucas



1. BJB reminded the Board that under section 47 of the Insolvency Act 1986 that they were required to submit a Statement of Affairs of the Company. With the agreement of the Receivers, a Statement had been prepared by Ian Mills which to the best of our knowledge is a true and fair representation of the Company's affairs as at 7th February 1996.

2. In the interests of expediency BJB had consulted Mr. Alan Pepper, The Receivers representative who after in turn consulting their own legal advisers confirmed that it would be in order for one member to swear the statement on behalf of The Board.

3. IT WAS RESOLVED that the Statement of Affairs as prepared be adopted and that BJB be instructed to Swear on behalf of the Board.

4.  The being no other business, the meeting ended.



 /s/  B.J.Baylis
B.J.Baylis

                                     Arthur
                                    Andersen
                            Arthur Andersen & Co. SC

29 March 1996                                             ___________________
                                                           18 Charlotte Square
                                                             Edinburgh EH2 4DF
                                                       0131 225 4554 Telephone
                                                       0131 226 3948 Facsimile

                                                     Direct Line 0131 469 6246

                                                        Our ref AHP/MM/CDL/U-1

                                                        Your Ref
TO ALL CREDITORS

Dear Sirs

CORNICHE DISTRIBUTION LTD
(IN ADMINISTRATIVE RECEIVERSHIP)

Following our appointment as joint Administrative Receivers of the above company on 28 February 1996, we are required by Section 48(2) of the Insolvency Act 1986 to call a meeting of the unsecured creditors of the company. The purpose of the meeting is to formally present a report covering the events leading up to our appointment and the progress of the receivership. We enclose formal notice of that meeting along with a copy of the report which will be presented.

Please note this meeting is being convened solely to comply with the requirements of Section 48(2) of the Insolvency Act 1986. It is not for the purpose of appointing a liquidator to the company nor is it a meeting which the directors are required to attend. No information will be presented to the meeting other than that contained in the report.

We enclose a form of proxy for your use in connection with this meeting.

Yours faithfully

/s/  Alan D Pepper
Alan D Pepper
for lain T Watters
Joint Administrative Receiver

                                NOTICE OF MEETING OF CREDITORS

                                  CORNICHE DISTRIBUTION LTD
                               (IN ADMINISTRATIVE RECEIVERSHIP)


NOTICE IS HEREBY GIVEN, in pursuance of Section 48 of the Insolvency, Act 1986, that a meeting of the creditors of the above-named company will be held at the Manchester Airport Hilton Hotel on Monday, the 15th of April 1996 at 1200pm for the purpose of having an account laid before them, showing the events leading up to the appointment of the Joint Administrative Receivers, the manner in which the administrative receivership has been conducted and the property of the company disposed of, and of hearing any explanation that may be given by the joint Administrative Receivers. A copy of the report is enclosed with this notice.

Creditors whose claims are wholly secured are not entitled to attend or be represented at the meeting.

A person is entitled to vote at the meeting only if

1. he has given to the Joint Administrative Receivers, not later than 12.00 hours on the business day before the day fixed for the meeting, details in writing of the debt that he claims to be due to him from the company, and the claim has been duly admitted.

2. there has been lodged with the Joint Administrative Receiver, any proxy which the creditor intends to be used on his behalf.

DATED this 21st day of March 1996

/s/ Iain T Watters
Iain T Watters
Joint Administrative Receiver

     Rule 8.1                     Insolvency Act 1986                                   Form S.

                                  Proxy (Administrative Receivership)



Notes to help completion
of the form

Please give full name and         Name of Creditor____________________________________________
address for communication         Address___________________________________________________
                                  __________________________________________________________
                                  __________________________________________________________
Please insert name of person      Name of proxy-holder________________________________________
(who must be 18 or over) or       __________________________________________________________
the "Chairman of the meeting".    __________________________________________________________
If you wish to provide for        __________________________________________________________
alternative proxy-holders in      __________________________________________________________
the circumstances that your       __________________________________________________________
first choice is unable to attend  __________________________________________________________
please state the name(s) of       __________________________________________________________
the alternatives as well          __________________________________________________________
                                  __________________________________________________________
                                  __________________________________________________________
                                  __________________________________________________________
                                  __________________________________________________________
                                  __________________________________________________________
                                  __________________________________________________________

Please delete words in            I appoint the above person to be my/the creditors proxy-holder at the
brackets if the proxy-holder      meeting of creditors to be brackets if theproxy-holder held on - or at any
is only to vote as directed       adjournment of that meeting.  The proxy-holder is to purpose or vote as
he has no discretion              instructed below (and in respect of any resolution for which no specific instruction is given, may vote or abstain at his/her discretion)

                                   __________________________________________________________

                                  Voting instruction for resolutions

                                  for the appointment of ________________________________________
                                  of ________________________________________________________
                                  representing _______________________________________________

                                  as a member of the Creditors' committee
This form must be signed          Signature_______________________ Date________________________

                                  Name in CAPITAL LETTERS __________________________________

Only to be completed if the       Position with creditor or relationship to creditor or other authority for signature creditor has not signed
in person
                                  __________________________________________________________

                                  Remember: there may be resolutions on the other side of this form

FU 302.94

Issued 01/94

                                         Arthur
                                        Andersen

                                 Arthur Andersen & Co. SC

29 March 1996                                             ___________________
                                                           18 Charlotte Square
                                                             Edinburgh EH2 4DF
                                                       0131 225 4554 Telephone
                                                       0131 226 3948 Facsimile

                                                     Direct Line 0131 469 6246

                                                     Our ref ADP/CDL/U-1 cc SE
TO ALL KNOWN CREDITORS
                                                     Your Ref





Dear Sirs

Corniche Distribution Limited (In Administrative Receivership) ("Corniche")

1.     INTRODUCTION

     1.1 I, lain T Watters and my partner, Gordon Christie of Arthur Andersen were appointed Joint Administrative Receivers of Corniche Distribution Ltd ("the Company") by the Bank of Scotland ("the Bank") on 28 February 1996 under the powers contained in a Debenture dated 7 April 1995.

As required by Section 48 of the Insolvency Act 1986, we now present our report to the creditors. The remainder of the report is set out as follows:

          2.     Background to the Company
          3.     Events, so far as we are aware, leading to our appointment
          4.     Directors' Statement of Affairs
          5.     Carrying on of the Company's business and disposal of assets
          6.     Amounts due to security holders
          7.     Amounts payable to preferential creditors
          8. Amounts likely to be available for the payment of a dividend to other creditors
          9.     Directors' conduct

2.     BACKGROUND TO THE COMPANY
     2.1 The principal activity of the Company was that of a holding company for its two trading subsidiaries, The Stationer), Company Limited and Chessbourne International Limited, to which we were appointed Administrative Receivers/Receivers prior to our appointment to Corniche. The Company operated from an office in Wallington, Surrey and owned a property in Leek, Staffordshire from which the subsidiaries operated.

TO ALL KNOWN CREDITORS                                           29 March 1996

     2.2 The Company was incorporated on 30 March 1992 in order to exploit opportunities in the retail stationery and allied business sectors. Corniche subsequently acted as the holding company for two trading companies, The Stationery Company Ltd, set up in September 1992 and Chessbourne International Ltd, which became a subsidiary in October 1993. As a result of a reverse takeover in March 1995, the directors, and sole shareholders, of the Company became the majority shareholders in Corniche Group Inc., the Company's parent which is registered in the USA and quoted on the NASDAQ securities market.

     2.3 Latterly, the Company was a party to a conditional sale agreement for the purchase of the shares of Kassel Ltd ("Kassel"), a small retail stationery chain. The conditions were never fulfilled and the shareholders of Kassel rescinded the agreement in January of this year.

     2.4 The Directors holding, office during the period of 3 years prior to our appointment, to the best of our knowledge, were as follows:-

                                   Date of Appointment     Date of Resignation

     Brian J Baylis                       22/04/92                   -
     Susan A M Crisp                      22/04/92                   -

     2.5 The shareholders of the Company at the date of our appointment and at the filing of the last accounts (27 March 1994) were as follows:-

                                         Date of Appointment     27 March 1994
     Brian J Baylis                                                    80
     Susan A M Crisp                                                   20
     Corniche Group Inc.                      2,500,000

     2.6 The following financial information has been extracted from the accounts of the Company:-


                      Draft Management
                      Accounts for the           Draft Accounts         Audited accounts
                      24 weeks to                for the year ended     for the year ended
                      9 September 1995           25 March 1995          27 March 1994
                      £                    £                £
     Directors'
     Remuneration     Not Available              60,932                 60,932

     Fixed Assets     2,155,643                  1,569,158              593,624
     Current Assets   1,993,968                  2,653,666              17,100
     Creditors
     and Provisions  (1,674,722)                (1,781,885)             (446,156)
     NET Assets       2,474,889                  2,440,939               161,568


TO ALL KNOWN CREDITORS                                           29 March 1996


3.     EVENTS, SO FAR AS WE ARE AWARE, LEADING TO OUR APPOINTMENT

     3.1 The Company carried out no trading activities, its sole activity being that of a holding company with its only material assets consisting of its investments in the two subsidiaries, the property at Leek and amounts receivable from its US parent company, Corniche Group Inc. ("CGI"). As a result of the losses being made by its subsidiaries, the Company in turn had incurred losses over a number of years.

     3.2 With the appointment of Administrative Receivers/Receivers to the two subsidiary companies it became obvious that the investments in these companies were worthless and with their write down to nil value, combined with doubts as to the recoverability of monies due from the parent company, the Company became insolvent on a balance sheet basis. Furthermore, the Company no longer had access to funding from its subsidiaries' operations and no other sources of finance were available.

     3.3 As a result, the directors requested the Bank to appoint Administrative Receivers and, accordingly, we were appointed Joint Administrative Receivers on 28 February 1996.

4.     DIRECTORS' STATEMENT OF AFFAIRS

     4.1 The Directors have complied with their responsibilities in accordance with Section 47 of the Insolvency Act 1986 and ha ve provided us with a Statement of Affairs of the Company in the prescribed form, which is summarised in Appendix 1.

     4.2 The following aspects of the Statement of Affairs prepared by the Directors are, in our opinion, incorrectly stated:-

          * The valuation of the property is based on a valuation carried out in excess of one year ago. Our agents have valued the property at £100,000

          * The Statement of Affairs does not provide for the necessary costs of preservation and realisation of the Company's assets.

          * The figures stated for the banks' debt do not accord with the claims received from the banks as disclosed in Section 6 below.

TO ALL KNOWN CREDITORS                                           29 March 1996

     4.3 As a consequence of the above, the statement is inaccurate in relation to dividend prospects for the various classes of creditors. At present, notwithstanding that there are a number of substantial matters remaining outstanding in this case , it is clear that there will be no funds available to ordinary creditors.

5.     CARRYING ON OF THE COMPANY'S BUSINESS AND DISPOSAL OF ASSETS

     5.1 The Company's sole business was that of an intermediary holding company and, with the business and assets of the subsidiary companies under the control of Receivers/Administrative Receivers, no operational business remained.

     5.2 The sole substantive asset of the Company is a property located in Leek, Staffordshire, over which Lloyds Bank plc holds a fixed charge. This property was used as the operational base for both The Stationery Company Ltd and Chessbourne International Ltd. With the cessation of the business of both companies, the property is no longer in use and we are making efforts to sell it.

     5.3 As at the date of our appointment, the Company's records showed a receivable from the US parent company, CGI of £1,990,112 in respect of a contested share issue. The financial position of CGI is uncertain given that it has no substantive assets other than its investments in the UK subsidiaries. and accordingly we have agreed a settlement of £50,000 in respect of the unpaid debt. This settlement figure was the subject of an affirmative opinion by an independent accountant after analysis of CGI's most recent balance sheet. There is unlikely to be any further recovery from this source.

     5.4 The remaining assets, including motor vehicles and furniture have been disposed of.

6.     AMOUNTS DUE TO SECURITY HOLDERS

     6.1 Lloyds Bank plc holds a prior ranking fixed charge over the property at Leek. The amount outstanding at the date of our appointment was £92,464.

     6.2 The amount due to Bank of Scotland plc at the date of our appointment was as follows:-

     Capital                    £194,635

     Interest has continued to accrue on the outstanding balance since our appointment and is covered under the Bank's Debenture.

TO ALL KNOWN CREDITORS                                           29 March 1996

7.     AMOUNTS PAYABLE TO PREFERENTIAL CREDITORS

     7.1 At the date of our appointment to the Company the preferential creditors were estimated as follows:-

                                              £
          Inland Revenue - PAYE/NIC           51,501
          H M Customs &- Excise - VAT          3,825
          Employees                            4,566
             Total                            59,892

     7.2 Whilst Crown creditors have yet to lodge their formal preferential claims, we are not aware at this stage of any reason why these should significantly vary from the above.

8.  AMOUNTS LIKELY TO BE AVAILABLE FOR THE PAYMENT OF A DIVIDEND TO OTHER
        CREDITORS

     8.1 Based on current estimates the prior ranking fixed charge holder will be paid in full. It is clear, however, that there will be a shortfall as regards the second fixed char-e holder. In addition there is no prospect whatsoever of a dividend being available to preferential or ordinary creditors.

     8.2 Creditors should note that they may recover VAT on supplies made after 1 April 1989 providing that the debt is over six months old and has been fully written off in their accounts. Full details of the reclaim procedure are available from HM Customs & Excise on request.

9.     DIRECTORS' CONDUCT

     9.1 In terms of the Directors Disqualification Act 1986, Receivers are required to prepare a report on the conduct of those individuals who have been directors, or shadow directors, of an insolvent company in the three year period prior to their appointment. If any creditor is aware of any matters which they believe should be brought to our attention in this regard, they should supply details to us in writing.


Yours faithfully

/s/ Iain T Watters
lain T Watters
Joint Administrative Receiver

Corniche Distribution Ltd. (In Administrative Receivership)                    APPENDIX 1
Directors' Statement of Affairs as at 28 February 1996


                                                            BOOK     ESTIMATED
                                                            VALUE     TO REALISE
     ASSETS SPECIFICALLY PLEDGED
     Freehold Property                                     164,000     150,000
                                                           164,000     150,000

     MORTGAGE HOLDER - LLOYDS BANK                         (86,162)    (86,162)

     SURPLUS/DEFICIT AS REGARDS MORTGAGE HOLDER             77,838      63,838

     ASSETS SUBJECT TO FIXED CHARGE
     Investment in Chessbourne International Limited        291,360          0
     Investment in the Stationery Company Limited         1,000,000          0
     Investment in Kassel Limited                             9,597          0
     Other debtors and prepayments                           22,432          0
     Amount due from Corniche Group, Inc.                 1,990,112          0
                                                          3,313,501          0

     FIXED CHARGE HOLDER - BANK OF SCOTLAND                (191,936)   (63,838)
     SURPLUS AS REGARDS FIXED CHARGE HOLDER               3,199,403          0

     ASSETS SUBJECT TO FLOATING CHARGE
     Plant, machinery & equipment                             8,800      2,000
     Motor vehicles                                             718      8,000
                                                              9,518     10,000

     AVAILABLE TO PREFERENTIAL CREDITORS                  3,253,609     10,000

     PREFERENTIAL CREDITORS
     Inland Revenue                                         (51,501)   (51,501)
     HMC&E                                                   (3,825)    (3,825)
     Employees                                               (4,566)    (4,566)
                                                            (59,892)   (59,892)

     AVAILABLE TO FLOATING CHARGE HOLDER                   3,193,717   (49,892)

     FLOATING CHARGE HOLDER - BANK OF SCOTLAND                        (128,098)

     AVAILABLE TO UNSECURED CREDITORS                      3,193,717  (177,990)

     UNSECURED CREDITORS                                  (1,544,206)(1,544,206)

     DEFICIT AS REGARDS UNSECURED CREDITORS                1,649,511 (1,721,196)


                                      Arthur
                                     Andersen

                             Arthur Andersen & Co. SC

7 May 1996                                                 ___________________
                                                           18 Charlotte Square
                                                             Edinburgh EH2 4DF
                                                       0131 225 4554 Telephone
                                                       0131 226 3948 Facsimile

                                                     Direct Line 0131 469 6246

                                                     Our ref ADP/CDL/U-1 cc SE
TO ALL KNOWN CREDITORS
                                                     Your Ref





Dear Sirs

Corniche Distribution Limited (In Administrative Receivership)

1. Meeting of Creditors

   In accordance with Section 48 of the Insolvency Act 1986 a meeting of Creditors of the above Company was held at the Manchester Airport Hilton Hotel in Manchester on 15 April 1996.

2. Committee of Creditors

   The Creditors present at the meeting decided not to elect a Committee of Creditors.

3. VAT Bad Debt Relief

    I refer to Section 8.2 of the Creditors Report previously circulated regarding the recovery of VAT on bad debts.

Yours faithfully

/s/  Iain T Watters
Iain T Watters
Joint Administrative Receiver

                                  Arthur
                                 Andersen

                         Arthur Andersen & Co. SC

29 March 1996                                              ___________________
                                                           18 Charlotte Square
                                                             Edinburgh EH2 4DF
                                                       0131 225 4554 Telephone
                                                       0131 226 3948 Facsimile

                                                     Direct Line 0131 469 6246

                                                    Our ref  ADP/SCL/U-1 cc SE
TO ALL KNOWN CREDITORS
                                                    Your Ref

Dear Sirs

The Stationery Company Limited (In Administrative Receivership) ('SCL')

1.     INTRODUCTION

     1.1 I, Iain T Watters and my partner, Gordon Christie, of Arthur
Andersen were appointed Joint Receivers of The Stationery Company Limited (the Company') by the Bank of Scotland ("the Bank") on 7 February 1996 under powers contained in a Debenture dated 16 November 1993.

     1.2 As required by Section 48 of the Insolvency Act 1986, we now present our report to the creditors. The reminder of the report is set out as follows:-

          2.  Background to the Company;
          3.  Events, so far as we are aware, leading to our appointment
          4.  Directors' Statement of Affairs;
          5.  Carrying on of the company's business and disposal of assets;
          6.  Amounts due to the Debenture Holder,
          7.  Amounts due to preferential creditors,
          8. Amounts likely to be available for the payment of a dividend to other creditors;
          9.  Directors' conduct.

2.     BACKGROUND TO THE COMPANY

     2.1 The Stationery Company Limited was incorporated on 15 July 1992 with its principal activity being the retail sale of stationery products. The Company's strategy was for growth through acquisition and it subsequently acquired the businesses of two smaller retail stationery chains, Memo and Stationery Plus. Ultimately it operated from 22 leased retail sites spread throughout England and had its head office and warehouse in lease premises in Leek, Staffordshire.

TO ALL KNOWN CREDITORS                                           29 March 1996


2.2 The Directors holding office during the period of 3 years prior to our appointment, to the best of our knowledge, were as follows:-


                                   Date of Appointment     Date of Resignation
     Julie P Lucas                       23/11/94                08/01/96
     Brian J Baylis                      16/09/92                    -
     Susan A M Crisp                     16/09/92                    -
     Bruce Pearson                       01/01/94                    -
     Martin Holland                      23/11/94                    -


2.3 No directors had an interest in shareholdings in the Company, except as nominee. The shareholders at the date of our appointment were:-

                                       Shareholding
     Corniche Distribution Ltd           999,999
     Corniche Distribution Ltd &
     Brian J Baylis                            1

2.4 The following financial information has been extracted from the accounts of the Company:-


                            Management Accounts     Draft Accounts         Audited Accounts
                            for 32 Weeks to         for the year ended     for the year ended
                            3 November 1995         25 March 1995          27 March 1994
                            £                 £                £
     Turnover                      3,150,372              4,234,117          346,816
     Profit/(Loss)
     before Tax                    (956,394)              (373,112)         (206,590)

     Directors'
     Remuneration             Not available                  47,344           27,925

     Fixed Assets                   659,592                 709,117          692,626
     Current Assets               3,561,999               2,682,592          776,690
     Creditors and
     Provisions                  (4,076,547)            (2,539,599)         (924,557)
     Net Assets/
     (Liabilities)                  145,044                 85,110           544,752


TO ALL KNOWN CREDITORS                                           29 March 1996

 3.     EVENTS, SO FAR AS WE ARE AWARE, LEADING TO OUR APPOINTMENT


     3.1 The Company had encountered trading difficulties for some considerable time and was suffering significant cash flow difficulties partly as a result of non payment of a debt due from an associated company, Kassel Ltd. As a result of these difficulties the Company was unable to stock its retail units to an appropriate level and accordingly, sales declined to the extent that many of the retail units, except for peak sales periods, could not generate sufficient funds to cover local fixed overheads. As a result, and as indicated above, the Company incurred significant trading losses in the period to 3 November 1995.

     3.2 It Is our understanding that from October 1995 the Directors attempted to refinance the Company with a view to ensuring the survival of the business. In this regard, the Directors held discussions with the Board of the ultimate parent company, Corniche Group Inc., a company registered in the USA, along with that company's investment bankers. Unfortunately, funds were not forthcoming from this source and the Bank was not willing to advance any further funds based on their existing security.

     3.3 In the absence of any other sources of funding and in the face of mounting pressure from creditors, the Directors were forced to request the Bank to appoint A Administrative Receivers under the terms of its Debenture. Accordingly, we were appointed Joint Administrative Receivers on 7 February 1996.


4.     DIRECTORS' STATEMENT OF AFFAIRS

     4.1 The Directors have complied with their responsibilities under Section 47 of the Insolvency Act, 1986, and provided us with a Statement of Affairs of the Company in the prescribed form which is summarised in Appendix 1.

     4.2 The following aspects of the Statement of Affairs prepared by the Directors are, in our opinion, incorrectly stated:-

    * Leasehold assets are significantly overvalued at book value due to the inclusion of a number of shops recently purchased at values significantly in excess of the assets assumed. In addition, the value of the assets includes large capital costs which are coverable. This has resulted in a significant overstatement in the reasonable value of leasehold assets.

TO ALL KNOWN CREDITORS                                           29 March 1996


     * The reasonable value of stock is shown as nil. As noted below, our subsequent sale of the business included the sale of the Company's stationery stock from both the stores and the Company's warehouse at a reasonable discount on cost.

      * Trade debtors assumes a substantial recovery from the previously associated company, Kassel Ltd which we consider unlikely, after a review of that company's recent financial statements.

      * The Statement of Affairs does not provide for the necessary costs of preservation and realisation of the Company's assets including specifically substantial costs associated with the sale of the business.

     4.3 As a consequence of the above, the statement is inaccurate in relation to dividend prospects for the various classes of creditors. At present, notwithstanding that there are a number of substantial matters remaining outstanding in this case, there is little likelihood that there will be funds available to ordinary creditors.


5.     CARRYING ON THE COMPANY'S BUSINESS AND DISPOSAL OF ASSETS

     5.1 Immediately on appointment and because of the time constraints that existed in order to maintain the goodwill and viability of the business and thus the value of the Company's assets, we entered into negotiations with a third party who had expressed an interest in purchasing the business prior to our appointment. It became readily apparent that concluding this agreement would be in the interests of the creditors as it was at a value far higher than would have been anticipated had we been required to trade the business and to enter into negotiations with a number of parties. A quick sale also precluded the associated costs of trading the business over an extended period. Accordingly, the business and assets of 18 of the Company's 22 remaining operational stores were sold to Stationery Box Ltd with effect from the date of our appointment along with all of the Company's stock.

     5.2 As stated above, the bulk of the business and assets of the Company were sold to Stationery Box Ltd. We were advised by our agents that the remaining leased retail units had no market value and we are currently in the process of surrendering these leases to the respective landlords.

     5.3 There have been a number of other minor realisations including the sale of plant, machinery and equipment and the recovery of some small outstanding debts.

TO ALL KNOWN CREDITORS                                           29 March 1996

6.     AMOUNTS DUE TO THE DEBENTURE HOLDER

     6.1 The amount due to the Bank of Scotland plc at the date of our appointment was as follows:-

          Overdraft               £ 234,117

          Interest has continued to accrue on the outstanding balance since our appointment and is covered under the Bank's Debenture.


7.     AMOUNTS DUE TO PREFERENTIAL CREDITORS

     7.1 At the date of our appointment to the Company the preferential creditors were estimated as follows:-

                                   £
     Inland Revenue - PAYE/NIC     120,639
     H M Customs & Excise - VAT    165,099
     Employees                     100,475
     Pension Scheme                    322
                       TOTAL        38,535


7.2 Whilst Crown creditors have yet to lodge their formal preferential claims, we are not at this stage aware of any reason why these should significantly vary from the above.


8. AMOUNTS LIKELY TO BE AVAILABLE FOR THE PAYMENT OF A DIVIDEND TO OTHER
     CREDITORS

     8.1 Based on current estimates it is clear that the Fixed Charge holder will be paid In full. It is likely, however, that there will be a significant shortfall to the preferential creditors, Accordingly, there is little likelihood of a dividend being available to ordinary creditors.

     8.2 Creditors should note however, that they may recover VAT on supplies made after 1 April 1989 providing that the debt is over six months old and has been fully written off in their accounts. Full details of the VAT reclaim procedure are available from HM Customs & Excise on request.

TO ALL KNOWN CREDITORS                                           29 March 1996

9.     DIRECTORS' CONDUCT

     9.1 In terms of the Directors Disqualification Act 1986, Receivers are required to prepare a report on the conduct of those individuals who have been Directors, or Shadow Director, of an insolvent company in the three year period prior to their appointment. If any creditor is aware of any matters which they believe should be brought to our attention in this regard, they should supply details to us in writing.



Your faithfully

/s/ Iain T Watters
lain T Watters
Joint Administrative Receiver


The Stationery Company Ltd (In Administrative Receivership)               Appendix 1
Directors' Statement of Affairs as at 7 February 1996

                                                                     ESTIMATED
                                                       BOOK VALUE    TO REALISE
ASSETS SUBJECT TO FIXED CHARGE
Freehold                                                   18,656             0
Leasehold Assets                                          800,573       500,000
Fixtures & Fitting                                        344,902             0
Plant & Equipment                                           5,530             0
Trademarks                                                  1,177             0
Stocks                                                    348,300             0
Trade Debtors                                           1,394,106       155,000
Other debtors                                             311,560        15,000
Amounts due from Group Companies                           52,175             0
                                                        3,266,979       670,000

AVAILABLE TO FIXED CHARGE HOLDER                        3,266,979       670,000

FIXED CHARGE HOLDER - BANK OF SCOTLAND                  (233,170)      (233,170)

SURPLUS/(DEFICIT) AS REGARDS FIXED CHARGE HOLDER        3,033,809       436,830

ASSETS NOT SPECIFICALLY PLEDGED
New store set up cost                                      17,585             0

AVAILABLE TO PREFERENTIAL CREDITORS                     3,051,394       436,830

PREFERENTIAL CREDITORS
Inland Revenue                                           (120,639)     (120,639)
HMC&E                                                    (165,099)     (165,099)
Employees                                                (100,475)     (100,475)
Pension Scheme                                               (322)         (322)
                                                         (368,535)     (386,535)

AVAILABLE TO UNSECURED CREDITORS                        2,644,859        50,249

UNSECURED CREDITORS                                    (3,091,628)   (3,091,628)

DEFICIT AS REGARDS TO UNSECURED CREDITORS
                                                        (426,769)    (3,041,333)


                                    Arthur
                                   Andersen

                           Arthur Andersen & Co. SC

29 March 1996                                              ___________________
                                                           18 Charlotte Square
                                                             Edinburgh EH2 4DF
                                                       0131 225 4554 Telephone
                                                       0131 226 3948 Facsimile

                                                     Direct Line 0131 469 6246

                                                    Our ref  ADP/CHE/U-1 cc SE
TO ALL KNOWN CREDITORS
                                                    Your Ref





Dear Sirs

Chessbourne International Limited (In Receivership)

1.     INTRODUCTION

     1.1 I, lain T Watters and my partner, Gordon Christie, of Arthur Andersen were appointed joint Receivers of Chessbourne International Limited ('the Company") by the Bank of Scotland (the Bank) on 7 February 1996 under the powers contained in a Floating Charge dated 27 March 1987.

     As required by Section 67 of the Insolvency Act 1996, we now present our report to the creditors. The remainder of the report is set out as follows:-

          2.  Background to the Company
          3.  Events, so far as we are aware, leading to our appointment
          4.  Directors' Statement of Affairs
          5.  Carrying on of the Company's business and disposal of assets
          6.  Amounts due to the Floating Charge Holder
          7.  Amounts payable to preferential creditors
          8. Amounts likely to be available for the payment of a dividend to other creditors
          9.  Directors' conduct

2.     BACKGROUND TO THE COMPANY

     2.1 The Company was incorporated on 22 January 1987 as Hope Sixteen (No.
105) Ltd in order to acquire the wholesale stationery business of the Okhai Group in a management buyout. It subsequently became it subsidiary of Corniche Distribution Limited in October 1993.

TO ALL KNOWN CREDITORS                                           29 March 1996

     2.1 The principal activity of the Company continued to be the wholesale of stationery products, ultimately operating from premises in Leek, Staffordshire; Wallington, Surrey and third party warehouse facilities in Stanton, Essex.

     2.2 The Directors holding office during the period of 3 years prior to our appointment, to the best of our knowledge, were as follows:-

                                   Date of Appointment     Date of Resignation
     Martin Holland                     12/03/87                   -
     Brian J Baylis                     20/07/92                   -
     Susan A M Crisp                    07/10/93                   -
     David A Crisp                      07/10/93                28/04/95
     David D Ferguson                   01/04/95                01/12/95
     Karen Sparkes                      16/12/94                    -
     Alan Barclay                       26/06/91                08/10/93
     David A Walker                     12/03/87                15/10/93
     Bruce Linton                       12/03/87                06/05/94
     Alasdair MacCallum                 01/05/87                06/05/94


     2.3     Shareholders as at the date of our appointment were as follows:


                                           Ordinary     "B" Ordinary     CRPS
     Ash Ltd                                                186,138     14,737
     Bank of Scotland plc                                   675,000     75,000
     Corniche Distribution Ltd               127,500        186,138     14,737
     Dundee Property Company Ltd                            199,750      9,164
     Martin Holland                                          17,794        412
     Bruce Linton                                            10,774        666
     Ronatree Ltd                            122,500
     David Walker                                            10,774        666
     Total                                   250,000      1,286,386    115,382




TO ALL KNOWN CREDITORS                                           29 March 1996

     2.4 The following financial information has been extracted from the accounts of the Company:-

                                              Draft Accounts for
                       Management Accounts    the 15 months           Audited Accounts
                       for 32 Weeks to        ended                   for the year ended
                       3 November 1995        26 March 1995           27 March 1993
                       £                £                 £
     Turnover                  3,587,669          11,202,955          10,960,640
     Profit/(Loss)
     before Tax                 (804,378)           (443,609)             (5,453)

     Directors'
     Remuneration                216,466              22,855             136,724

     Fixed Assets                106,347             152,770              97,315
     Current Assets            3,008,179           4,000,750           3,743,437
     Creditors and
     Provisions               (4,370,378)         (4,590,961)         (3,834,584)
     Net Assets/
     (Liabilities)            (1,255,852)           (437,441)             (6,168)


3.     EVENTS, SO FAR AS WE ARE AWARE, LEADING TO OUR APPOINTMENT

     3.1 The Company had encountered trading difficulties for some considerable time, primarily as a result of large intercompany sales to its sister company, The Stationery Company Limited and to an associated company, Kassel Ltd for which payment had not been received. Consequently the Company's records at the date of our appointment showed debts due from The Stationery Company Ltd of £1,281,515 and Kassel Ltd of £147,357. As a consequence of the cash flow ties caused, the Company was unable to source an appropriate level and range of stock from its suppliers and this was reflected in a marked reduction in turnover as demonstrated in the historical financial information shown above.

     3.2 It is our understanding that in the period from October 1995 until our appointment the Directors had been seeking to conclude a refinancing agreement which would have resulted in the survival of the business. However, the parties involved in these discussions, being Corniche Group Inc., the Company's ultimate parent and that company's investment bankers failed to agree a rescue package and the Directors were thus forced, due to the lack of alternative sources of funding, to request the bank to

TO ALL KNOWN CREDITORS                                           29 March 1996

appoint Receivers under the terms of their Floating Charge. Accordingly, we were appointed Joint Receivers on 7 February 1996.

4.     DIRECTORS' STATEMENT OF AFFAIRS

     4.1 The Directors have complied with their responsibilities in accordance with Section 66 of the Insolvency Act 1986 and provided us with a Statement of Affairs of the Company In the prescribed form, which is summarised in Appendix 1.

     4.2 The following aspects of the Statement of Affairs prepared by the Directors are, in our opinion, incorrectly stated:-

    * Trade Debtors includes items which were intended to be written off in the Company's accounts and are irrecoverable. The book value shown also includes the debt due from Kassel which, as noted below in para 5.5, is unlikely to be recovered.

    * Stock held at the date of our appointment was of poor quality and consisted mainly of old, non-marketable lines of which there were bulk quantities. Accordingly the amount recoverable from the disposal of this stock will be considerably less than that shown in the Statement of Affairs.Furthermore, as shown below, our estimate of the book value of this stock varies from that incorporated in the Statement of Affairs.

    * HM Customs & Excise have submitted a preferential claim amounting to £39,489, approximately £20,000 greater than that shown on the Statement of Affairs.

     4.3 As a consequence of the above, the statement is inaccurate in relation to dividend prospects for the various classes of creditors. At present, notwithstanding that there are a number of substantial matters remaining outstanding in this case, it is clear that there will be no funds available to ordinary creditors.

5.     CARRYING ON OF THE COMPANY'S BUSINESS AND DISPOSAL OF ASSETS

     5.1 As noted above, the Company's business had been eroded to such an extent that no viable business remained. Nevertheless, we contacted it number of parties in the stationery business with a view to selling the remaining business and assets as a going concern. Unfortunately, no interest was forthcoming and we have had no option but to carry on limited trading by way of stock disposal in order to preserve the value of the assets.

TO ALL KNOWN CREDITORS                                           29 March 1996

     5.2 Approximately £550,000 (at cost) of stationery stock was located at the Company's third party warehouser McGregor Cory, at the date of our appointment. At that date McGregor Cory were owed £38,134 in respect of unpaid storage and distribution charges and under the terms of the National Association of Warehousers Conditions of Contract had exercised a valid lien over the goods contained in the warehouse. We were forced to agree a settlement prior to being able to dispose of the stock. In addition one supplier, Farfalla Trading Ltd, held a valid retention of title claim over £1 18,500 worth of stock (this is disclosed in the Directors' Statement of Affairs as it specifically asset with a book value of £189,591 which does not accord with our valuation; the Statement of Affairs also discloses as specifically secured a trade debtor of £7,170 due to Farfalla on which we are currently taking legal advice). There was no equity in this stock and accordingly it was returned to Farfalla. The bulk of the remainder of the stationery stock has now been disposed of and we are currently exploring avenues for the disposal of the final stock items.

     5.3 A small quantity of furniture held at the Company's leased warehouse in Bailleston, Glasgow has also been disposed of.

     5.4 The vast bulk of the debts due at the date of our appointment related to The Stationery Company Ltd and Kassel Ltd. We were also appointed Joint Administrative Receivers of The Stationery Company Ltd on 7 February 1996, and our initial investigations have shown that there is little prospect of a dividend from that company in respect of the debt due.

     5.5 Kassel Ltd was managed by The Stationery Company Ltd under a management agreement which was treated by the directors of Kassel on or about the middle of January 1996. The Company's records at the date of our appointment showed a receivable of £147,297 from Kassel; however, our investigations have shown that Kassel is currently in an uncertain financial position and accordingly it is our opinion that there is little prospect of a recovery in that area.

     5.6 Third party debtors at the date of our appointment amounted to £220,523 consisting of 170 accounts. The Company had, however, failed to process a number of adjustments amounting to £124,388 of debt which had been identified to be written off. Accordingly, the maximum amount recoverable would be £96,135, We are aggressively attempting to recover this money, however, the very nature of the debts (small amounts owed by small Companies) prohibits costly recovery action being taken. Accordingly, we do not expect to recover more than £66,600 from this area.

TO ALL KNOWN CREDITORS                                           29 March 1996

6.     AMOUNTS DUE TO THE FLOATING CHARGE HOLDER

     6.1 The amount due to Bank of Scotland plc at the date of our appointment was as follows--

     Term Loan                   £2,063,440
     Overdraft                          1,063,259
     Wages Account                         72,794
     Total                       £3,199,493

Interest has continued to accrue on the outstanding balance since our appointment and is covered under the Bank's Floating Charge.


7.     AMOUNTS PAYABLE TO PREFERENTIAL CREDITORS

     7.1 At the date of our appointment to the Company the Directors estimated the preferential creditors as follows:-
                                         £
     Inland Revenue - PAYE               91,890
     H M Customs & Excise - VAT          19,712
     Employees                           19,712
     Pension Scheme                       2,612
     Total                       £133,926

     7.2 While all Crown creditors have yet to lodge their formal preferential claims, with the exception of HM Customs & Excise who, as noted at para 4.2 have lodged a claim in excess of that shown, we are not aware at this stage of any reason why any of the other balances should significantly vary from the above.

8.  AMOUNTS LIKELY TO BE AVAILABLE FOR THE PAYMENTS OF A DIVIDEND
      TO OTHER CREDITORS

     8.1 Based on current estimates it is clear that whilst preferential creditors are likely to be paid in full there will be a substantial shortfall to the Floating Charge holder. Accordingly, there is no prospect whatever of a dividend being available to ordinary creditors.

     8.2 Creditors should note that they may recover VAT on supplies made after 1 April 1989 providing that the debt is over six months old and has been fully written off in their accounts. Full details on the reclaim procedure are available from HM Customs & Excise an request.

TO ALL KNOWN CREDITORS                                           29 March 1996

9.     DIRECTORS' CONDUCT

     9.1 In terms of the Directors Disqualification Act of 1986, Receivers are required to prepare a report on the conduct of those individuals who have been directors, or shadow directors, of an insolvent company in the three year period prior to their appointment. If any creditor is aware of any matter which they believe should be brought to our attention in this regard, they should supply details to us in writing.


Yours faithfully

/s/ lain T Watters
lain T Watters
Joint Receiver


Chessbourne International Ltd (In Receivership)                         Appendix 1
Directors' Statement of Affairs as at 7 February 1996

                                                                     ESTIMATED
                                                      BOOK VALUE     TO REALISE
ASSETS SPECIFICALLY SECURED
Stock                                                    189,591       198,591
Trade Debtors                                              7,170         7,170
                                                         196,761       196,761

AMOUNTS DUE TO SECURITY HOLDER                          (196,761)     (196,761)

SURPLUS AS REGARDS SPECIFIC SECURITY HOLDER                    0             0

ASSETS SUBJECT TO FLOATING CHARGE
Trade Debtors                                            333,139       136,000
Loans and Advances                                     1,428,872             0
Stock                                                    659,343       400,000
Other debtors and prepayments                            111,359         8,800
Leasehold Property                                           241             0
Plant, Machinery and vehicles                             92,258        15,000
                                                       2,625,212       559,800

AVAILABLE TO PREFERENTIAL CREDITORS                    2,625,212       559,800


PREFERENTIAL CREDITORS
Inland Revenue                                          (91,890)       (91,890)
HMC&E                                                   (19,712)       (19,712)
Employees                                               (19,912)       (19,712)
Pension Scheme                                           (2,612)        (2,612)
                                                       (133,926)      (133,926)

AVAILABLE TO FLOATING CHARGE HOLDER                   2,491,286        425,874

FLOATING CHARGE HOLDER - BANK OF SCOTLAND            (3,155,635)    (3,155,635)

DEFICIT AS REGARDS FLOATING CHARGE HOLDER              (664,349)    (2,729,761)

UNSECURED CREDITORS                                    (885,839)      (885,839)


DEFICIT AS REGARDS UNSECURED CREDITORS               (1,550,188)    (3,615,600)



                                       MUTUAL RELEASE




KNOW ALL MEN BY THESE PRESENTS:

     That Whereas:

     A. Corniche Group Incorporated, a Delaware corporation ("CGI") borrowed UK£50,000 from The Bank of Scotland (the "Bank") and in consideration therefor issued to the Bank CGI's promissory note dated in February 1996 (the "Note") providing for, among other things, maturity in August 1996 and an annual rate of interest calculated at 2% above the 3-month London Interbank Offered Rate ('LIBOR") ascertained at specified times; and

     B. The Bank advised CGI that it would accept in full satisfaction and discharge of all principal, accrued interest and any and all others sums which may be due under the Note the sum of US$ 89,374.49, payable in lawful money of the United States and in same day funds on the date hereof; and

     C. CGI has this day made payment herewith to the Bank of the amount set forth in Preamble B above, in accordance with the terms specified therein, and in full satisfaction and discharge of the obligations specified therein.

     Now, Therefor:

               CORNICHE GROUP INCORPORATED
               JAMES FYFE
                             (the said corporation and individuals,
                              together with their respective
                              executors, administrators, successors and assigns collectively jointly, and severally the "CGI Group")

                    and

              THE GOVERNOR AND COMPANY OF
              THE BANK OF SCOTLAND

                             (the said corporation together with its
                              successors and assigns, collectively,
                              jointly, and severally the "Bank Group")


for good and valuable consideration, the receipt of which is acknowledged each from the other, have entered into the agreements of release set forth below.

     1. The CGI Group and each and every one of them respectively do, by these presents, remise, release and forever discharge the Bank Group and each and every one of them from all liabilities, accounts, causes of action, sums of money, reckonings, contracts, controversies, agreements, damages, judgments, executions, claims, demands, debts, obligations, promises, covenants, actions and undertakings, in law or in equity, which against the Bank Group and each and every one of them the CGI Group and each and every one of them ever had, now have or hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, up to and through the date hereof.

     2. The Bank Group and each and every one of them respectively do, by these presents, remise, release and forever discharge the CGI Group and each and every one of them from all liabilities, accounts, causes of action, sums of money, reckonings, contracts, controversies, agreements, damages, judgments, executions, claims, demands, debts, obligations, promises, covenants, actions and undertakings, in law or in equity, which against the CGI Group and each and every one of them the Bank Group and each and every one of them ever had, now have or hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, up to and through the date hereof.

     3. In the event the payment to the Bank referred to in Preamble B must be returned, repaid or disgorged to the CGI Group, a trustee or any other person, in whole or in part, Sections 1 and 2 hereof shall be null and void and of no force or effect.

     In Witness Whereof, the parties have caused these presents to be executed by the following persons thereunto duly authorized as of January 30, 1997.


                                                  CORNICHE GROUP INCORPORATED


                                               By: /s/ James Fyfe
                                                   JAMES FYFE, Vice President



                                                  /s/ James Fyfe
                                                 JAMES FYFE

                                                 THE GOVERNOR AND COMPANY OF
                                                 THE BANK OF SCOTLAND



                                               By /s/ John Kelly

                                      AGREEMENT
                                        among
                              CORNICHE GROUP INCORPORATED
                             CORNICHE DISTRIBUTION LIMITED
                           (IN ADMINISTRATIVE RECEIVERSHIP)
                                          and
                                 THE RECEIVERS THEREOF







                                  Dorman Jeffrey & Co
                                      Solicitors
                                       Glasgow
                                     4/AGG.159/ym

                                        INDEX



     Clause      Heading                                 Page
                 Parties                                   1
                 Preambles                                 1
     1.          Interpretation
     2.          Conditions Predent
     3.          Completion
     4.          Settlement of the Claim
     5.          Receivers
     6.          Exclusion of Representation and Warranties
     7.          Costs
     8.          Claims by CGI
     9.          Notice
     10.         Entire Agreement
     11.         Transferability
     12.         Spirit, Aims and intent
     13.         Severability
     14.         Waivers
     15.         Announcement
     16.         Lex Loci and jurisdiction


AN AGREEMENT made the 4th day of March 1996  AMONG,

     1. CORNICHE GROUP INCORPORATED, a corporation organized under the laws of the State of Delaware (hereinafter called "CGI") of Wayne Interchange Plaza 1, 145 Route 46 West, Wayne, NJ 07470

     2. CORNICHE DISTRIBUTION LIMITED (IN ADMINISTRATIVE RECEIVERSHIP), a company incorporated under the Companies Act (no. 2701498) and having its Registered Office at 272 London Road, Wallington, Surrey, SM6 7DJ (hereinafter called "CDL") acting through its joint Receivers, IAIN THOMAS WATTER and GORDON CHRISTIE both of 18 Charlotte Square, Edinburgh, both Chartered Accountants and partners of Arthur Andersen, appointed by virtue of an instrument of appointment by the Bank (as hereinafter defined) dated 28 February 1996 pursuant to a Debenture in favour of the Bank by CDL dated 7 April 1995 and registered 12 April 1995 (hereinafter together called "the Receivers")
                          and

        3. THE RECEIVERS, in their capacity as Receivers of CDL.

WHEREAS:

(1) CDL is in Administrative Receivership and has agreed to discharge the CDL Claims (as hereinafter defined) in consideration of the Settlement Sum (as hereinafter defined); and

(2) In consideration of CDL discharging the CDL Claims (as hereinafter defined), CGI has agreed to discharge the CGI claim (as hereinafter defined).

NOW THEREFORE THE PARTIES HERETO HEREBY CONTRACT AND DO HEREBY AGREE as follows:

1.     INTERPRETATION

1.1 In this Agreement the following words, phrases, team and expressions shall bear the followings meanings:

"Bank" means the Governor and Company of the Bank of Scotland

"Business Day" means a day other than a Saturday or Sunday on which the Bank is open for business both in Glasgow and London.

"CDL Claims' means all and any claims competent to CDL against CGI in connection with the Shares.

"CGI Claims" means all and any claims competent to CGI against CDL of whatsoever nature and howsoever arising including but not limited to the CGI inter company account.

"Completion" means completion in terms of this Agreement.

"Completion Date" means the date of this Agreement.

"Receivers' Bank" means the client account of the Receivers' Solicitors held at the Bank, Account Number 00300805, Sort Code 80-07-48.

"Receivers' Solicitors" means Dorman Jeffrey & Co., Solicitors, Glasgow and Edinburgh.

"Settlement Sum" means the sum of FIFTY THOUSAND POUND (£50,000)
STERLING.

"Shares" means 2,499,900 shares of £1 each in the capital of CDL, which prior to the date hereof were allotted or alleged to have been allotted to CGI.

1.2 The provisions of the Interpretation Act 1978 with respect to the interpretation and Construction of this Agreement shall apply mutatis mutandis.

1.3 References to Clauses, unless the contrary intention appears, are to the Clauses of this Agreement.

1.4 The headings contained herein are for convenience only and shall not be construed as forming part of this Agreement or be taken into account in the interpretation hereof.

1.5 This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same document.

2.     CONDITIONS PRECEDENT

2.1 This Agreement is conditional in all respect upon the following conditions having been implemented in full:

     2.1.1 The Receiver having received from Baker Tilly a letter (addressed to the Receiver) setting out details as to the current financial Position of CGI, the terms of which (in the opinion of the Receiver) are satisfactory to the Receivers; and

     2.1.2 The Receivers having received from the Board of CGI a letter (addressed to the Receivers) setting out details as to the basis of CGI disputing the CDL Claims, the terms of which (in the opinion of the Receivers) are satisfactory to the Receivers, and which makes reference to the letter referred to in Clause 2.1.1 above.

2.2 The conditions precedent contained in Clause 2.1 hereof are for the sole and exclusive benefit of the Receivers and may only be waived by the Receivers.

3.     COMPLETION

3.1 The Settlement Sum shall be paid to CDL on the Completion Date by CGI by way of telegraphic transfer to the Receivers' Bank Account or otherwise as agreed by the Parties.

3.2 The provisions of Clause 4 shall only come into force and have effect upon the provisions of Clause 2 and Clause 3.1 both having been implemented in full.

4.     SETTLEMENT OF THE CLAIMS

4.1 In consideration of the Settlement Sum CDL, hereby irrevocably and unconditionally discharges the CDL Claims.

4.2 In consideration of CDL discharging CDL Claims, CGI hereby irrevocably and unconditionally discharges the CGI Claims.

5.     RECEIVERS

5.1 It is essential condition of this Agreement:

     5.1.1 that the Receivers contract solely as agents of CDL and shall incur no personal liability of whatsoever nature (whether directly or indirectly, express or implied) and howsoever arising including without prejudice to the foregoing generate, personal liability in respect of any action or actions of whatsoever nature and howsoever arising in pursuance respectively of CDL's rights and/or obligations under this Agreement and whether such claim is formulated in contract and/or tort or by reference to any other remedy or right and in whatever jurisdiction or forum;

     5.1.2 that no claim which may be or become competent to CGI arising directly or indirectly from this (or under any deed or other document executed in consequence of hereof or on or under any associated or collateral agreement or arrangement) will lie against the Receivers personally and the Receivers shall be entitled at any time to have any claims, documents or others amended to include an exclusion of personal liability in terms of this Clause 5;

     5.1.3 that any personal liability of the Receivers which would in terms of the Insolvency Act 1986 arise but for the provisions of this Clause 5 is hereby expressly excluded,

5.2 Nothing in this Agreement shall constitute a waiver of any right of the Receiver to be indemnified by, or to exercise a lien, whether under the provisio n of the Insolvency Act 1986 or otherwise howsoever.

5.3 The Receivers have joined in as parties to this Agreement solely for the purpose of obtaining the benefit of the provisions of Clause 2 and this Clause 5 and any other provisions in this Agreement in their favour.

5.4 For the purpose of this Agreement references to "the Receivers" where the context so permits shall mean and include their present and future firm or firms, partners and employees, and any legal entity or partnership using in its name the words "Arthur Andersen" and the partners, shareholders, officers and employees of any such entity or partnership.

6.     EXCLUSION OF REPRESENTATIONS AND WARRANTIES

CGI agrees that in entering into this Agreement it is not relying upon any information, warranty, statement, representation or silence on the part of the Receivers or the Receivers' Solicitors and that CGI is not relying upon any other written or oral representation made to it or to its representatives or agents by the by the Receivers or their representatives or agents.

7.     COSTS

Each party shall be responsible for its own legal costs in connection with the negotiation, preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement.

8.     CLAIMS BY CGI

8.1 Any claim by CGI whether arising pursuant to this Agreement or otherwise shall be against CDL and not the Receivers; and then shall only be an unsecured claim against CDL.

8 2 Any claim by against CDL and/or the Receivers whether arising pursuant to this agreement or otherwise shall be irrevocably waived unless made in writing by notice by CGI to the Receivers not later than one month after the Completion Date, the first day of such one month period to be the Completion Date, time being of the essence.

9.     NOTICE

9.1 All notices, requests, demands or other communications by the respective parties may be served by Recorded Delivery Post, personally or by fax to the parties' respective addresses hereinstated (in the case of CDL and the Receivers to the Receivers at their office at 18 Charlotte Square, Edinburgh) or to such other addresses as they may respectively from time to time notify to the other parties. A confirmation copy of the document sent by fax shall also be sent to the addressee by first class post within one Business Day after the date of transmission by fax.

9.2 Any such notice, request, demand or communication shall:

9.2.1 if delivered personally be deemed to have been received at the time of delivery, or if delivery is not on a Business Day on the Business Day following such delivery;

9.2.2 if given by Recorded Delivery Post be deemed to have been received in the case of CDL and the Receivers on the second Business Day occurring and in case of CGI on the seventh Business Day occurring after the date of posting; and

9.2.3 if sent by fax be deemed to have been received on the date of transmission, or if said transmission is not on a Business Day on the Business Day following such transaction.

10.     ENTIRE AGREEMENT

This Agreement forms the entire agreement between the parties relating to the subject matter of this Agreement. It is agreed that any future variation hereof may only take the form of a formal variation of this Agreement. In particular it is agreed that this Agreement supersedes all earlier meetings, discussions, correspondence, facsimile transmission, telexes, letters and communications, understandings and arrangements of any kind, and that there are no collateral or supplemental agreements at the date of this Agreement.

11.     TRANSFERABILITY

This Agreement shall be binding upon and enure for the benefit of the successors of the parties or their personal representatives (as the case may be) but neither party shall be entitled to assign, novate or transfer the whole or any part of its rights, or obligations hereunder without the prior written consent of the other, except that the Receivers may assign without consent, the benefit of this Agreement, to any Liquidator of CDL.

12.     SPIRIT AIMS AND INTENT

The parties hereto undertake to do all acts and things necessary or expedient for the purpose of giving full force and effect to the provisions of this Agreement and the spirit, aims and intent of the arrangements contemplated herein.

13.     SEVERABILITY

In the event that any clause or any Sub-clause or any part of any clause or subclause of this Agreement shall be determined Invalid, unlawful or unenforceable, in any extent such term or condition or provision shall be severed from the remaining terms and conditions which shall continue to be valid and enforceable to the fullest extent permitted by law.

14.     WAIVERS

No failure or delay by any party in exercising any right, power or privilege hereunder, shall operate as waiver thereof or prejudice any other or further exercise by such party of any of its rights or remedies hereunder.

15     ANNOUNCEMENTS

No party shall make any public announcement or the like, or issue any press or other release, statement or the like in relation to this Agreement without first agreeing the terms of any such announcement or release with the others beforehand, except that the Receivers shall be entitled to make a full report of all matter to the Bank, any of the parties may reveal such information to any party as may be required by law or any regulatory authority and CGI may reveal such information in connection with all filings, releases and announcements advised by US Securities Counsel in connection with Federal, State and Securities law and regulations in the United States.

16.     LEX LOCI AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the law of England and each of the parties hereto submits to the exclusive jurisdiction of the English Courts as regards any matter or claim arising under or in connection with this Agreement.

IN, WITNESS WHEREOF, this Agreement consisting of this and the seven preceding pages is signed and witnessed as follows on this page and the following additional pages:



SIGNED for and on behalf of the said
CORNICHE GROUP INCORPORATED
at Roseland on the 4th day of March
Nineteen hundred and ninety six by
James Joseph Fyfe one of its directors
in the presence of:-

Witness /s/ Alan Wovsaniker
Full Name Alan  Wovsaniker
Address 65 Livingston Ave.          /s/ James Fyfe
        Roseland, NJ               James Fyfe, Director
             USA

SIGNED for and on behalf of
CORNICHE DISTRIBUTION LIMITED
(IN ADMINISTRATIVE RECEIVERSHIP)
by lAIN THOMAS WATTERS one of its
Receivers, (as agent and without
personal liability for either of the
Receivers) at an the Glasgow on
the fourth day of March Nineteen
hundred and ninety six in the
presence of:

Witness /s/ Ian Jardine Cuthbertson
Full Name Ian Jardine Cuthbertson
Address Bly Blythswood Square
     Glasgow
                                    /s/ Iain Thomas Watters
                                    Iain Thomas Watters

SIGNED for and on behalf of THE
RECEIVERS at Glasgow on the
Forth day of March Nineteen hundred
and ninety six by IAIN THOMAS
WATTERS one of the joint receivers
(without incurring personal liability for either Receivers) in the presence of :

Witness /s/ Ian Jardine Cuthbertson
Full Name Ian Jardine Cuthbertson
Address Bly Blythswood Square
     Glasgow
                                  /s/ Iain Thomas Watters
                                  Iain Thomas Watters